UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Kansas City Southern

(Name of Registrant as Specified In Its Charter)

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Kansas City Southern

Notice of 2019 Annual Meeting of Stockholders

and Proxy Statement

May 17, 2019

YOUR VOTE IS IMPORTANT Please submit your proxy or voting instructions by internet, telephone or mail.
This Notice and Proxy Statement and the 2018 Annual Report were made available to stockholders on or around April 5, 2019.

 KANSAS CITY SOUTHERN

KCS Vision, Values and Culture

Legacy and Purpose

We will honor and carry forward the unique legacy of KCS — its vision, entrepreneurial and ambitious spirit, resilience in the face of adversity, independence and willingness to challenge “conventional wisdom” as we carry out our purpose of making a meaningful contribution to the economic growth and prosperity of the nations and communities we serve.

Vision

KCS strives to consistently be the fastest-growing, best-performing, most customer-focused transportation provider in North America.

Strategic Intents

Capitalize on the strategic location of the KCS cross-border rail network and the diverse and growing North American markets, while maintaining a commitment to operational excellence. We embrace new and emerging technologies and a strong cost discipline within a safe and reliable environment. We strive to provide service that consistently exceeds our customers’ expectations, challenging careers to our employees and industry-leading returns to our stockholders.

Our Values

The KCS Culture is a set of values, beliefs and behaviors that define our Company, and create a foundation for our growth and success. Our strong culture and core values will allow KCS to fulfill its Vision and continue to endure in times of stress.

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Safety:    First and foremost, we will demonstrate a commitment to safety, for ourselves and our fellow employees, customers, contractors and any other guests on our property. At KCS, safety is an obligation, not an option.

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Customer focus:    We will recognize that we are in the business of serving customers and will strive to consistently meet or exceed their expectations and deliver on our commitments. We will do what we say we are going to do.

•	Communication: We will support an environment of open and honest communication in which transparency of information and diversity of perspective are valued.

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Teamwork:    We will encourage and reward initiative and cross-functional teamwork. We will treat our fellow employees, and other business associates, with dignity and respect. Railroading is a team sport!

•	Initiative & Innovation: We will nurture an environment which encourages and rewards resourcefulness, innovation and creativity, and where all individuals’ contributions are encouraged and respected.

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Diversity & Civility:    We will embrace our cross-cultural heritage and promote a work environment that is inclusive of everyone. We will honor the rights of all individuals to be treated with respect and dignity.

2019 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

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Notice of 2019 Annual Meeting of Stockholders

Friday, May 17, 2019 9:00 a.m. Central Time	Kansas City Southern 4601 Hilry Huckaby III Ave. Gate 1, Building B-99 Shreveport, LA 71107	Record Date The close of business March 18, 2019

Items of business:

1.	Election of nine directors;

2.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019;

3.	An advisory vote to approve the 2018 compensation of our named executive officers;

4.

A Company proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the threshold stock ownership requirement for stockholders to call a special meeting; and

5.	Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 18, 2019 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for Stockholder Meeting to be held on May 17, 2019. Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Instead of mailing paper copies of our proxy materials, we sent stockholders the Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 17, 2019, with instructions for accessing the proxy materials and voting via the Internet (the “Notice”). The Notice, which was mailed on or around April 5, 2019, also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. The Proxy Statement and our 2018 Annual Report may be accessed at www.edocumentview.com/ksu. As discussed in the Proxy Statement, certain stockholders were sent a full set of printed proxy materials or an email with instructions on how to access the proxy materials electronically, based on their previously indicated delivery preferences.

Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares you may own, we urge you to vote your shares over the Internet, as provided in the Notice and the Proxy Statement. If you already received or if you request proxy materials by mail, you may vote over the Internet or sign, date and mail the proxy card you receive in the envelope provided or vote via the toll-free telephone number set forth herein and on the proxy card. Please also indicate when voting your shares over the Internet or via the toll-free number or on your proxy card whether you plan to attend the Annual Meeting. You may revoke your proxy and vote your shares in person in accordance with the procedures described in the Proxy Statement.

By Order of the Board of Directors,

Adam J. Godderz

General Counsel &

Corporate Secretary

Kansas City, Missouri

April 5, 2019

2019 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

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Proposals and Voting Recommendations	1

Questions and Answers about Voting and Annual Meeting	2

Proposals for 2019 Annual Meeting	7
1: Election of Directors	7
2: Ratification of Independent Registered Public Accounting Firm for 2019	13
3: Advisory Vote to Approve Executive Compensation	14
4: A Company proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the threshold stock ownership requirement for stockholders to call a special meeting	15

Company Information	17
The Board of Directors	17
Board Committees	17
Corporate Governance	20

Beneficial Ownership	27

Compensation Discussion and Analysis	30

Compensation Committee Report	44

Executive Compensation	45
Summary Compensation Table	45
Grants of Plan-Based Awards	48
Outstanding Equity Awards at Fiscal Year-End	49
Option Exercises and Stock Vested	51
Potential Payments Upon Termination of Employment or Change in Control	52
CEO Pay Ratio Disclosure	60

Director Compensation	62

Certain Transactions	65

Section 16(a) Beneficial Ownership Reporting Compliance	65

Report of Audit Committee	66

Independent Registered Public Accounting Firm	67

Stockholder Proposals for 2020 Annual Meeting	69

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Proposal and Voting Recommendations

Proposal	Board Recommendation	Page Reference for More Information
1. Election of the following director nominees for a one-year term: Lydia I. Beebe Lu M. Córdova Robert J. Druten, Chairman Antonio O. Garza, Jr. David Garza-Santos Mitchell J. Krebs Henry J. Maier Thomas A. McDonnell Patrick J. Ottensmeyer	FOR each nominee	7
2. Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019	FOR	13
3. Advisory vote to approve the 2018 compensation of our named executive officers	FOR	14
4. A Company proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the threshold stock ownership requirement for stockholders to call a special meeting	FOR	15

Current Board of Directors
Name	Director Since	Independent	Committee Memberships

Lydia I. Beebe	2017	✓	C,N

Lu M. Córdova	2010	✓	A,F

Robert J. Druten, Chairman	2004	✓	C,E

Terrence P. Dunn	2007	✓	N

Antonio O. Garza, Jr.	2010	✓	E,N

David Garza-Santos	2016	✓	C

Mitchell J. Krebs	2017	✓	A,F

Henry J. Maier	2017	✓	C,F

Thomas A. McDonnell	2003	✓	A,F

Patrick J. Ottensmeyer	2016		E

Rodney E. Slater	2001	✓	N

A-Audit    C-Compensation & Organization    E-Executive    F-Finance & Strategic Investment    N-Nominating & Corporate Governance

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Questions and Answers about Voting and Annual Meeting

Q:          What is this document?

A:          This document is the Proxy Statement of Kansas City Southern that is being furnished to our stockholders of record on March 18, 2019 (the “Record Date”) in connection with our Board of Directors’ solicitation of proxies for use at the 2019 Annual Meeting of Stockholders and any adjournment thereof (the “Annual Meeting”). We will hold the Annual Meeting at 4601 Hilry Huckaby III Ave., Gate 1, Building B-99, Shreveport, LA, 71107 on May 17, 2019 at 9:00 a.m. Central Time. Unless otherwise indicated or the context requires, references in this Proxy Statement to “KCS” or the “Company” include Kansas City Southern and its consolidated subsidiaries.

Q:          Why did some stockholders receive a Notice, whereas other stockholders received a full set of printed proxy materials or an email with instructions on how to obtain the materials electronically?

A:           Pursuant to rules promulgated by the SEC, we are making this Proxy Statement and 2018 Annual Report to Stockholders (the “Annual Report”) available to stockholders electronically via the Internet. On or around April 5, 2019, we sent the Notice to our stockholders of record on the Record Date, which provides information regarding accessing the proxy materials for the Annual Meeting and voting via the Internet.

Some stockholders have previously requested to receive either a full set of printed proxy materials or an email with instructions on how to access the proxy materials electronically. Stockholders that have not submitted a specific delivery preference were sent the Notice. In addition, all participants in the Kansas City Southern 401(k) and Profit Sharing Plan (the “KCS 401(k) Plan”) were sent printed proxy materials.

If you would like to change the way you receive materials in the future, please follow the instructions on the Notice you received.

Q:          Who may attend the Annual Meeting?

A:           Only KCS stockholders or their proxies and guests of KCS may attend the Annual Meeting. Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate in the Annual Meeting may request reasonable assistance or accommodation from us by contacting the Corporate Secretary’s Office at our principal executive offices, (888) 800-3690. If written requests are made to the Corporate Secretary’s Office of KCS, they should be mailed to 427 West 12th Street, Kansas City, Missouri 64105. To provide us sufficient time to arrange for reasonable assistance, please submit all requests by May 10, 2019.

Q:          Who may vote at the Annual Meeting?

A:           Only the holders of record of our common stock, par value $0.01 per share (the “Common Stock”), and our 4% Noncumulative Preferred Stock, par value $25.00 per share (the “4% Preferred Stock” and collectively, with the Common Stock, the “Voting Stock”), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. On the Record Date, we had outstanding 226,285 shares of 4% Preferred Stock (excluding 423,451 shares held in treasury) and 100,584,988 shares of Common Stock (excluding 22,767,197 shares held in treasury) for a total of 100,811,273 shares eligible to vote at the Annual Meeting.

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Q:          How many votes does each share of Voting Stock have?

A:          The Voting Stock constitutes our only voting securities and votes together as a single class on all matters to be considered at the Annual Meeting. Each holder of Voting Stock is entitled to cast one vote for each share of Voting Stock held on the Record Date on each matter.

Q:          What is a registered holder, and how does a registered holder vote?

A:          Registered holders are stockholders who hold their shares directly with the Company and have their names and addresses recorded in the Company’s share registry, which is maintained by our transfer agent, Computershare. Registered holders receive all corporate communications and dividends directly from the Company or Computershare. Registered stockholders can vote by proxy in any of the following three ways, each of which is valid under Delaware law. Stockholders that want to vote via telephone or mail must obtain a full set of printed proxy materials. If you are a registered holder and would like to receive a full printed set of proxy materials, please follow the Instructions on the Notice or contact Computershare at (800) 884-4225.

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By Internet:    Access our Internet voting site at www.envisionreports.com/ksu or scan the QR code on the Notice or your proxy card, if you received a full set of printed proxy materials, with your smartphone and follow the instructions on the screen prior to 1:00 a.m., Eastern Time, on May 17, 2019 (May 14, 2019 for participants in certain employee benefit plans discussed below).

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By Telephone:    After receiving the full set of printed proxy materials, using a touch-tone telephone, call toll-free at 1-800-652-VOTE (8683) and follow the voice instructions, prior to 1:00 a.m., Eastern Time, on May 17, 2019 (May 14, 2019 for participants in certain employee benefit plans discussed below).

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By Mail:    After receiving the full set of printed proxy materials, mark, sign, date, and return the proxy card or voting instruction form in the enclosed envelope so it is received before the Annual Meeting (May 14, 2019 for participants in certain employee benefit plans discussed below).

Q:          What is a beneficial owner?

A:           Beneficial owners are stockholders who hold their shares through a brokerage account, bank or other record holder. You also may have heard the term “held in street name” when describing stock ownership. When you buy securities through a brokerage firm, most firms will automatically put your securities into “street name.” This means your brokerage firm will hold your securities in its name or another nominee and not in your name, but your brokerage firm will keep records showing you as the real or “beneficial owner.”

Q:          How do beneficial owners vote?

A:           The Voting Stock is traded on the New York Stock Exchange (the “NYSE”). Under the rules of the NYSE, member stockbrokers who hold shares of Voting Stock in their name for customers are required to obtain directions from their customers on how to vote the shares. NYSE rules permit brokers to vote shares on certain proposals when they have not received any directions. The Staff of the NYSE, prior to the Annual Meeting, informs brokers of those proposals on which they are entitled to vote the undirected shares.

If you are the beneficial owner of your shares, you should have received a Notice, a full set of printed proxy materials with a voting instruction form, or an email copy of the proxy materials with

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instructions on how to vote from your broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instruction form provided by your broker or other nominee in order to instruct your broker on how to vote your shares.

A “broker non-vote” occurs when a broker holding shares of Voting Stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner (customer directed abstentions are not broker non-votes). Broker non-votes generally do not affect the determination of whether a quorum is present at the Annual Meeting because, in most cases, some of the shares held in the broker’s name have been voted, and, therefore, all of those shares are considered present at the Annual Meeting. A broker may vote without direction only on Proposal 2. Under applicable law, except for Proposal 4, a broker non-vote will not be considered present and entitled to vote on non-discretionary items and will have no effect on the vote. Because Proposal 4 requires the vote of a majority of the total number of outstanding shares of Voting Stock entitled to vote, a broker non-vote will have the effect of a vote against Proposal 4.

Q:          How do participants in the KCS 401(k) Plan vote?

A:           If you participate in the KCS 401(k) Plan and own shares of Common Stock in your account, you should have received a full set of printed proxy materials, including a voting instruction form to instruct the trustee of the KCS 401(k) Plan how to vote the shares of Common Stock held on your behalf. The trustee is required under the trust agreement to vote the shares in accordance with the instructions given on the voting instruction form. Voting instructions may also be given by Internet or telephone by participants in the KCS 401(k) Plan. The voting instruction form contains the Internet address and toll-free number. If voting instructions are not received from a participant, the trustee must vote those shares, as well as any unallocated shares, in the same proportions as the shares for which voting instructions were received from plan participants. Voting instructions by Internet or telephone must be given by 1:00 a.m., Eastern Time, on May 14, 2019. Unless you give voting instructions by Internet or telephone, the voting instruction form should be returned in the envelope provided to Proxy Services, c/o Computershare Investor Services, P.O. Box 505008, Louisville, KY 40233-9814. The voting instruction form should not be returned to us. KCS 401(k) Plan participants who wish to revoke their voting instructions must contact the trustee and follow its procedures.

Q:          Are the votes of participants in the KCS 401(k) Plan confidential?

A:           Under the terms of the KCS 401(k) Plan, the trustee is required to establish procedures to ensure that the instructions received from participants are held in confidence and not divulged, released or otherwise utilized in a manner that might influence the participants’ free exercise of their voting rights.

Q:          What vote is necessary?

A:           Stockholders owning at least a majority of the shares of Voting Stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. The shares of a stockholder that are present and entitled to vote at the Annual Meeting, either in person or by proxy, are counted for purposes of determining whether there is a quorum, regardless of whether the stockholder votes the shares. Abstentions and broker non-votes (defined above) are counted as present and entitled to vote for purposes of determining a quorum.

We have described the vote necessary for each Proposal in the description for that Proposal.

Voting ceases when the polls are closed at the Annual Meeting. The votes are counted and certified by three inspectors appointed by the Board of Directors in advance of the Annual Meeting. In determining whether a majority of shares of Voting Stock present have been affirmatively voted for a

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particular proposal, except in the election of directors, the affirmative votes for the proposal are measured against the votes for and against the proposal plus the abstentions from voting on the proposal. You may abstain from voting on any proposal. Except in the election of directors, abstentions from voting are not considered as votes affirmatively cast and therefore will have the effect of a vote against a proposal. With regard to the election of directors, abstentions will be excluded entirely from the vote and will have no effect.

Q:          How are your shares voted if you submit a proxy?

A:           If you properly vote via the Internet, or if you received a paper copy of the proxy materials and properly vote via the Internet or telephone or return a properly executed proxy card, you are appointing the Proxy Committee to vote your shares of Voting Stock covered by the proxy. The Proxy Committee is a committee of three directors of KCS, whose names are listed on the screen where you make your voting selections if you vote via the Internet and on the proxy card, and are authorized to vote shares that the stockholder has authorized the Proxy Committee to vote as their proxy.

The Proxy Committee will vote the shares of Voting Stock covered by a proxy in accordance with the instructions given by the stockholder(s) authorizing the proxy and voting via the Internet or telephone or executing the proxy card. If a properly authorized or executed and unrevoked proxy does not specify how the shares represented thereby are to be voted, the Proxy Committee intends to vote the shares as recommended by the Board of Directors for each Proposal and in accordance with their discretion upon such other matters as may properly come before the Annual Meeting.

Q:          Can you revoke your proxy or voting instruction form?

A:           At any time before the polls for the Annual Meeting are closed, if you hold Voting Stock in your name, you may revoke a properly authorized or executed proxy by (a) an Internet vote subsequent to (i) the date of a prior electronic or telephonic vote or (ii) the date shown on the previously executed and delivered proxy, (b) if you have received a full set of printed proxy materials, a telephone vote subsequent to (i) the date of a prior electronic or telephonic vote or (ii) the date shown on the previously executed and delivered proxy, (c) if you have received a full set of printed proxy materials, with a later-dated, properly executed and delivered proxy card, or (d) a written revocation delivered to our Corporate Secretary. If you hold Voting Stock in a brokerage account, you must contact the broker and comply with the broker’s procedures if you want to revoke or change the instructions previously given to the broker. Participants in certain employee benefit plans, as discussed above, must contact the plan trustee and comply with its procedures if they wish to revoke or change their voting instructions. Attendance at the Annual Meeting will not have the effect of revoking your properly executed or authorized proxy unless you deliver a written revocation to our Corporate Secretary before your proxy is voted.

Q:          Who is paying for the Annual Meeting and this proxy solicitation?

A:           Kansas City Southern will pay for the Annual Meeting, including the cost of mailing the Notice, paper copies of our proxy materials as requested by stockholders, and any supplemental materials. Directors, officers and employees of KCS may, either in person, by telephone or otherwise, solicit proxies. They have not been specifically engaged for that purpose, however, nor will they be compensated for their efforts. We have engaged Morrow Sodali, LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist in the solicitation of proxies and provide related informational support, for a service fee and the reimbursement of customary disbursements that are not expected to exceed $25,000 in the aggregate. We will pay these fees and expenses. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of our shares for their reasonable expenses in forwarding the Notice, paper copies of our proxy materials as requested by beneficial owners, and other soliciting materials to the beneficial owners.

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Q:          What is Householding?

A:           Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their stock through a bank, broker or other nominee holder of record may deliver to multiple stockholders sharing the same address a single copy of our Notice, and if requested, Annual Report and Proxy Statement. We will promptly deliver upon written or oral request a separate copy of the Notice, Annual Report, and/or Proxy Statement to any stockholder at a shared address to whom a single copy of the documents was delivered. Written requests should be made to Kansas City Southern, 427 West 12th Street, Kansas City, Missouri 64105, Attention: Corporate Secretary, and oral requests may be made by calling our Corporate Secretary’s Office at (888) 800-3690. Any stockholder who wants to receive separate copies of the Notice, Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker or other nominee holder of record.

Q:          Are there any other matters that will be presented at the Annual Meeting?

A:           The Board of Directors knows of no other matters that are expected to be presented for consideration at the Annual Meeting. Our Bylaws require that stockholders intending to bring business before an Annual Meeting, including the nomination of candidates for election to the Board of Directors, give timely and sufficient notice to our Corporate Secretary in the manner described in the “Stockholder Proposals for 2020 Annual Meeting” section of this Proxy Statement. However, if other matters properly come before the meeting, it is intended that the Proxy Committee will vote on them in accordance with their best judgment.

INTERNET AVAILABILITY OF PROXY MATERIALS

The Proxy Statement and Annual Report are available at www.edocumentview.com/ksu.

Stockholders that wish to attend the meeting may obtain directions to the Annual Meeting by sending a written request directed to our Corporate Secretary, 427 West 12th Street, Kansas City, Missouri 64105, or by calling (888) 800-3690.

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Proposals for 2019 Annual Meeting

1. Election of Directors

The Board of Directors of KCS (the “Board”) is currently composed of eleven members. As disclosed in the Form 8-K filed on March 11, 2019, Terrence P. Dunn and Rodney E. Slater, two directors who currently serve on our Board and whose current terms expire at the Annual Meeting, are retiring from our Board and are not seeking re-election. At this Annual Meeting, nine current directors are nominated for election and the size of the Board will be reduced to nine members.

The nine directors nominated for election have a wide array of skills, background, and senior leadership experience, including overseeing companies in regulated industries, both in the U.S. and Mexico, multi-national business operations, and the responsibilities and obligations that result from being a publicly-traded company, all of which are necessary to help guide our Company.

The Board believes these skills and qualifications represent the right blend of experience and knowledge to oversee the implementation of the Company’s vision to consistently be the fastest growing, best-performing, most customer-focused transportation provider in North America. The Board, however, evaluates the composition of its member’s skills and expertise on an ongoing basis and may decide to increase the size of the Board to add members with other unique skills, experience, and diversity to help guide the Company in the future.

*  Includes CEOs of divisions of publicly held companies

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The following nine individuals are being nominated by the Board for election as directors at the Annual Meeting to serve a one-year term. Their biographies are set forth below. Each nominee has indicated they are willing and able to serve as a director if re-elected and have consented to being named as nominees in this Proxy Statement. If any nominee should become unable or unwilling to serve, the Proxy Committee intends to vote for one or more substitute nominees chosen by the Board in its sole discretion.

The biography of each nominee contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee (the “Nominating Committee”) and the Board to conclude that the person should serve as a director for the Company as of the time that this Proxy Statement was filed with the SEC.

Biographies of Nominees

Age: 66 Director Since: 2017 Committees: • Compensation & Organization • Nominating & Corporate Governance

Lydia I. Beebe

Principal, LIBB Advisors, LLC

Experience: Principal, LIBB Advisors, LLC; Senior Of Counsel, Wilson Sonsini Goodrich & Rosati PC from 2015 to 2017; Chief Corporate Governance Officer and Corporate Secretary, Chevron Corp., from 1995 to 2015

Qualifications: Ms. Beebe currently serves as the Principal of LIBB Advisors. She formerly served as Senior Of Counsel with the law firm of Wilson Sonsini Goodrich & Rosati, advising clients on a wide range of corporate governance issues, and as co-chair of the Stanford Institutional Investors Forum at Stanford Law School. She was the Chief Governance Officer for Chevron Corp. from 1995 to 2015 and served in various other legal roles since 1977. During this time, she gained valuable skills relating to executive leadership at a large publicly-traded company, including corporate governance matters that are important to our stockholders. She has extensive experience in a wide array of legal challenges that face a public company and its board of directors. Ms. Beebe also has expertise with boardroom issues as a director of other public companies. Through LIBB Advisors, she also routinely advises companies on corporate strategy and working with all stakeholders. In addition, she serves as an advisory board member of the Rock Center for Corporate Governance at Stanford University and the Weinberg Center for Corporate Governance at the University of Delaware. Ms. Beebe also served as chairman of the board of the Northern California Chapter of the National Association of Corporate Directors.

Other Current Directorships: Aemetis, Inc.

Past Directorships: HCC Insurance Holdings, Inc.

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Age: 64 Director Since: 2010 Committees: • Audit • Finance & Strategic Investment (Chair)

Lu M. Córdova

CEO of CTEK, Chief Executive Officer of Corlund Industries, L.L.C.

Experience: CEO of CTEK since June 2018; President of Techstars Foundation from December, 2017 to June, 2018; Chief Executive Officer of Corlund Industries, L.L.C. since 2005; General Manager of Almacen Storage-US, LLC since 2007

Qualifications: Ms. Córdova has extensive business leadership and entrepreneurial experience. She has strong management skills from leading business development for companies from start-up phase through high growth into the public market. Her former international executive roles with Techstars, McGraw-Hill Standard & Poor’s and Excite@Home, along with Chief Executive roles in private corporations, have given her extensive expertise in corporate finance and strategic planning. In addition, Ms. Córdova is a citizen of both the United States and Mexico and has significant cross-border operations experience. Ms. Córdova also has experience in the development of government financial and economic policies from her formal economics education, from ten years with the 10th District Federal Reserve Bank, ultimately as chairman, and from serving on compensation and audit committees.

Past Directorships: 10th District Federal Reserve Bank based in Kansas City; Euronet Worldwide, Inc.

Age: 71 Director Since: 2004 Committees: • Compensation & Organization (Chair) • Executive (Chair)

Robert J. Druten (Chairman)

Retired Executive Vice President and Chief Financial Officer of Hallmark Cards, Inc.

Experience: Executive Vice President and Chief Financial Officer of Hallmark Cards, Inc. from 1994 to August 2006

Qualifications: Mr. Druten has extensive executive experience in corporate finance and accounting developed during his tenure as a financial manager, and ultimately as Chief Financial Officer of Hallmark Cards, Inc. He has also served on the audit committees of other public companies, which gives him valuable knowledge and perspective. Mr. Druten also has experience in managing capital intensive operations, international operations and strategic planning.

Other Current Directorships: EPR Properties; Alliance Resource Partners, L.P.

Past Directorships: American Italian Pasta Company

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Age: 59 Director Since: 2010 Committees: • Executive • Nominating & Corporate Governance

Antonio O. Garza, Jr.

Counsel, White & Case, LLP

Experience: Counsel, White & Case, LLP since 2009; United States Ambassador to Mexico from 2002 until January 2009

Qualifications: Mr. Garza brings strong political, diplomatic and international business skills to the Board that he has developed through his experience as the United States’ Ambassador to Mexico from 2002 to 2009, and as an international business consultant and attorney. In addition, he has extensive experience in public policy development, strategic relationships with government officials and government relations experience including prior experience working with the Mexican government, which serves the Board well in its governance and strategic oversight of Kansas City Southern de México, S.A. de C.V. (“KCSM”), a wholly-owned subsidiary of KCS. Mr. Garza also has a solid understanding of KCSM’s operations developed through his service on its board of directors. Mr. Garza also served as Chairman of the Texas Railroad Commission from 1998 to 2002.

Other Current Directorships: MoneyGram International; Trustee, Southern Methodist University; Americas Society/Council of the Americas; American Chamber of Commerce in Mexico

Past Directorships: BBVA Compass and the U.S. holding companies of BBVA; Basic Energy Services

Age: 57 Director Since: 2016 Committees: • Compensation & Organization

David Garza-Santos

Chairman and Chief Executive Officer of Maquinaria Diesel SA de CV (“MADISA”)

Experience: Chairman and Chief Executive Officer of MADISA since 1994

Qualifications: Mr. Garza-Santos is a business and community leader in Monterrey, N.L. Mexico. As Chairman and Chief Executive Officer of MADISA, a national distributor of heavy-duty equipment, Mr. Garza-Santos has experience in all phases of leading a company. Mr. Garza-Santos also sits on the board of directors of Promotora Ambiental, S.A.B. de C.V., a publicly-traded services company based out of Monterrey, Mexico. Mr. Garza-Santos is a recognized leader in Monterrey, which provides the Company with additional insight and leadership on the business and political environment both regionally in Monterrey as well as nationally across Mexico.

Other Current Directorships: Promotora Ambiental, S.A.B. de C.V.; Grupo Delta; Grupo Financiero Banorte (BANORTE); Fibra Mty. SAPI de CV

Past Directorships: Commercial Essex

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Age: 47 Director Since: 2017 Committees: • Audit • Finance & Strategic Investment

Mitchell J. Krebs

President and Chief Executive Officer of Coeur Mining, Inc.

Experience: President and Chief Executive Officer of Coeur Mining, Inc. since 2011; Senior Vice President and Chief Financial Officer of Coeur Mining, Inc. between 2008 and 2011

Qualifications: Mr. Krebs is the President and Chief Executive Officer of Coeur Mining, Inc. (NYSE: CDE) and also serves on its board of directors. As the leader of a publicly-traded company, Mr. Krebs has direct experience and brings valuable insights into the issues that are important to public company stockholders. Mr. Krebs was Coeur Mining’s Chief Financial Officer for several years, providing additional significant financial expertise to our Board and adding another financial expert to our Audit Committee. In addition, Coeur Mining has significant mining operations in both North and South America, including Mexico, giving Mr. Krebs experience that will enhance the Board’s ability to oversee the Company’s execution of its strategy and achievement of its long-range objectives for its Mexican operations. Mr. Krebs also has experience in the corporate finance and asset management areas, providing the Board with additional expertise in managing and strengthening the Company’s financial and capital profile.

Other Current Directorships: Coeur Mining, Inc.

Age: 65 Director Since: 2017 Committees: • Compensation & Organization • Finance & Strategic Investment

Henry J. Maier

President and Chief Executive Officer, FedEx Ground, a subsidiary of FedEx Corp.

Experience: President and Chief Executive Officer of FedEx Ground, a subsidiary of FedEx Corp., since 2013; Executive Vice President, Strategic Planning, Communications, and Contractor Relations for FedEx Corp. between 2009 and 2013

Qualifications: Mr. Maier is President and Chief Executive Officer of FedEx Ground, an $18.4 billion subsidiary of FedEx Corp. As the leader of FedEx Ground, he has developed a deep and strong skill set relating to strategy development and execution. Prior to assuming his current role in 2013, Mr. Maier held various other senior executive roles in the areas of marketing, communications and strategic planning. Mr. Maier’s executive leadership skills strengthen the Board’s ability to oversee the execution of our Company’s strategy, including fostering a culture that demands performance excellence. Mr. Maier has spent his entire career working in various segments of the transportation industry, giving him tremendous insight into many areas important to the Company.

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Age: 73 Director Since: 2003 Committees: • Audit (Chair) • Finance & Strategic Investment

Thomas A. McDonnell

Retired President and Chief Executive Officer of the Ewing Marion Kauffman Foundation

Experience: President and Chief Executive Officer of the Ewing Marion Kauffman Foundation from January 1, 2013 to December 31, 2014; Chief Executive Officer of DST Systems, Inc. from 1984 until September 2012

Qualifications: Mr. McDonnell is an experienced business leader with the skills necessary to serve as a director of the Company. He served for many years as the Chief Executive Officer of DST Systems, Inc., a publicly-traded company, and has developed strong business leadership skills in this role. Mr. McDonnell has extensive executive experience in corporate finance and accounting, technology, international operations and strategic planning. His service on other boards has provided him with a broad business background and leadership skills that are highly valued by the Company’s Board.

Other Current Directorships: Euronet Worldwide, Inc.; Blue Valley Ban Corp; Cohanzick HyFund Ltd.

Past Directorships: Commerce Bancshares, Inc.; DST Systems, Inc.; Garmin Ltd; Cerner Corporation; BHA Group Holdings, Inc.; Puritan Bennett/Nellcor Puritan Bennett; Computer Sciences Corporation; Innovative Software; Informix

Age: 62 Director Since: 2016 Committees: • Executive

Patrick J. Ottensmeyer

President and Chief Executive Officer, Kansas City Southern

Experience: Chief Executive Officer of KCS since July 1, 2016; President of KCS since March 1, 2015; Executive Vice President of Sales and Marketing of KCS from October 16, 2008 through March 1, 2016; Chief Executive Officer of The Kansas City Southern Railway Company (“KCSR”), a wholly-owned subsidiary of KCS, since July 1, 2016; President of KCSR since March 1, 2015

Qualifications: Mr. Ottensmeyer has a broad range of experience from the various senior executive positions he has held at KCS over the last ten years. During his time as Executive Vice President Sales and Marketing, he developed a deep understanding of the Company’s strategy as well as its customers and growth opportunities. He also has a very extensive understanding of financial matters, which helped him lead KCS’ finance department during his time as Chief Financial Officer. Mr. Ottensmeyer came to KCS in 2006 with substantial experience in financial matters from serving in various financial leadership roles, including treasurer and chief financial officer positions with his prior employers.

The Board of Directors recommends a vote FOR the election of these director nominees.

Vote Required for Approval

Pursuant to the Company’s Bylaws, only directors that receive the affirmative vote of a majority of the votes cast for or against such director by the holders of the outstanding shares of Voting Stock entitled to vote for the election of directors will be elected. Any nominee for re-election in an uncontested election who does not receive votes for his or her election equal to a simple majority of the votes cast must submit an offer to resign from the Board. The Board will then consider the resignation offer and may either (i) accept

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the resignation offer or (ii) reject the resignation offer and seek to address the underlying cause(s) of the “against” votes. The Board is required to make its determination within 90 days following the certification of the stockholder vote and make a public announcement of its decision, including a statement regarding the reasons for its decision if the Board rejects the resignation offer.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on the election of directors unless the beneficial owner has given voting instructions as to each director. This means that if your broker is the record holder of your shares you must give voting instructions to your broker if you want your broker to vote your shares for the election of directors.

2. Ratification of Independent Registered Public Accounting Firm for 2019

The Audit Committee of our Board is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm selected to audit our consolidated financial statements. In fulfilling this responsibility, at least annually, the Audit Committee evaluates the independence, professional qualifications, and performance of the Company’s independent registered public accounting firm and that of the lead engagement partner.

In 2017, the Audit Committee and the Company decided to broaden this annual evaluation and to conduct a competitive process to select an independent registered public accounting firm to provide audit and related services to the Company for the year ending December 31, 2018. KPMG LLP (“KPMG”) continued to serve as our independent registered public accounting firm for the year ended December 31, 2017, having served continuously in that role since 2001. KPMG participated in the competitive evaluation process along with several other international public accounting firms.

The Audit Committee and the Company conducted a comprehensive process to evaluate the professional qualifications of the firms and the primary engagement teams that would serve the Company, the capability of the firms to coordinate and execute an audit in both the United States and Mexico, the quality of each firm’s audit process, and the Company’s ability to achieve a long-term competitive fee structure.

At the conclusion of this evaluation process and after careful consideration of each firm’s demonstrated qualifications and performance against the evaluation criteria, on October 4, 2017, the Audit Committee approved the decision to select PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The Audit Committee has again determined to select PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Due to the location of the Annual Meeting in Shreveport, representatives of PricewaterhouseCoopers are not expected to be present at the Annual Meeting, and as a result, will neither have the opportunity to make a statement nor be available to respond to appropriate questions from stockholders.

The members of the Audit Committee and our Board believe that the selection of PricewaterhouseCoopers to serve as our independent registered public accounting firm for the year ending December 31, 2019 is in our best interest and the best interest of our stockholders. We are seeking our stockholders’ ratification of the Audit Committee’s selection of PricewaterhouseCoopers as our independent registered public accounting firm even though we are not legally required to do so. If our stockholders ratify the Audit Committee’s selection, the Audit Committee nonetheless may, in its discretion, retain another independent registered public accounting firm at any time during the year if the Audit Committee feels that such change would be in the best interests of KCS and its stockholders. Alternatively, if this proposal is not approved by stockholders, the Audit Committee may, but is not required to, re-evaluate its decision.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for 2019.

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Vote Required for Approval

The affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting in person or by proxy is required to ratify the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm. Under the rules of the NYSE, brokers may give proxies on Proposal 2 whether or not they receive instructions from the beneficial owners of those shares.

3. Advisory Vote to Approve Executive Compensation

We are asking our stockholders to indicate their support for our executive compensation program as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. We encourage you to read the full proxy statement, including the information provided under the Compensation Discussion and Analysis, when determining how to vote on this proposal.

At the 2018 Annual Meeting of Stockholders, 93.9% of our stockholders that voted approved our say-on-pay proposal. Over the last several years, our Chairman, Chief Executive Officer and other executives met with many of our largest stockholders to discuss the Board’s executive compensation philosophy and the basis for the Compensation Committee’s decisions regarding plan structure as well as corporate governance developments and director succession and refreshment. We took action on a number of items based on the feedback we received from these conversations. In addition to enhancing our disclosure around executive compensation decisions and how the compensation structure aligns and supports the Company’s strategy, the compensation programs were updated to incorporate specific feedback, including adding relative performance measures as part of the performance metrics, reducing the overlap of the weighting of operating ratio in both short- and long-term incentives, and adding an operating cash flow metric to the short-term incentive plan.

We believe that our compensation structure allows us to attract and retain quality executives and encourages our executives to continually improve the operations and performance of the Company in order to maximize the value of our cross-border rail network on behalf of our stockholders. We believe our compensation programs also follow best corporate practices, including:

•

A large percentage of the compensation of each Named Executive Officer (as defined on page 32 is composed of long-term incentive awards. These long-term incentive awards are solely in the form of equity awards, which aligns with the interests of our stockholders.

•

The majority of each Named Executive Officer’s compensation is performance based, which encourages each Named Executive Officer to take steps to achieve the Company’s long-term goals. The goals established by the Compensation Committee are also aligned with the Company’s strategy and creation of stockholder value.

•

In addition to other factors, we use the market median of our peer group as a guideline when setting the target total direct compensation for each Named Executive Officer in order to ensure that we can appropriately and equitably compensate our Named Executive Officers in a highly competitive market for talent among our industry peers.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the related rules of the SEC, our stockholders have the opportunity to cast an advisory say-on-pay vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution:

RESOLVED, that the stockholders of the Company, approve, on an advisory basis, the 2018 compensation of the Named Executive Officers as discussed and disclosed in the Company’s

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Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.

The say-on-pay vote is advisory, and therefore, not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Company has decided to conduct advisory votes on our Named Executive Officers’ compensation annually until the next required advisory vote on the frequency of the advisory vote on the Company’s executive compensation in 2023.

The Board of Directors recommends a vote FOR the approval of the resolution.

Vote Required for Approval

The affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting in person or by proxy is required to approve the resolution. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 3 if you want your broker to vote your shares on this matter.

4. Approval of Amendment to the Amended and Restated Certificate of Incorporation to Reduce the Threshold Stock Ownership Requirement for Stockholders to Call a Special Meeting

Background and Reason for the Recommendation

At the Company’s 2018 Annual Meeting of Stockholders, a stockholder proposal requesting that the Board “undertake such steps as may be necessary to permit written consent by shareholders . . .” received the approval of approximately 52.5% of the votes cast on the proposal, representing approximately 42% of the outstanding shares of the Company. In light of the outcome of the stockholder vote on this proposal, the Company engaged with its largest stockholders to receive direct input regarding the most appropriate response. The Company communicated with stockholders that the Company believed held in the aggregate over 50% of the Company’s outstanding shares of Common Stock as of December 31, 2018. The holders of a significant majority of the Common Stock held in this group (approximately 35% of the Company’s outstanding shares of Common Stock as of December 31, 2018) indicated a preference against adopting a proposal that would permit the Company’s stockholders to act by written consent.

Based on this input from stockholders, the Nominating and Corporate Governance Committee and the Board have determined that it is consistent with best corporate governance practices and in the best interests of the Company and its stockholders to amend the Company’s Amended and Restated Certification of Incorporation (“Certificate of Incorporation”) and Bylaws to permit stockholders who hold 15% or more of the Company’s outstanding shares of Common Stock to call special meetings, subject to the procedures and other requirements provided for in the Bylaws, and not to amend the Company’s Certification of Incorporation and Bylaws to permit stockholders to take action by written consent without a meeting.

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The Board is strongly committed to good corporate governance and supports the practice of permitting stockholders to request special meetings, provided that the meeting is called by stockholders owning a significant percentage of the shares of the Company. The Board also believes that a special meeting, rather than action by written consent, is a superior means for stockholders to take action between annual meetings if they determine it to be necessary. A special meeting is an orderly process that permits all stockholders to consider any matter brought to them and cast their votes, while action by written consent may not give all stockholders a similar ability to consider and vote on the matter in an orderly manner.

Reducing the required threshold from 25% to 15% will make it easier for stockholders to call a special meeting. The Board believes that the 15% threshold will strike a reasonable balance between enhancing the ability of stockholders to vote on matters between annual meetings if the holders of a meaningful percentage of the shares believe it is desirable to do so and protecting against the risk that a small minority of stockholders could trigger the expense and distraction of a special meeting to pursue matters that are not widely viewed as requiring immediate attention. The Board also believes that facilitating the ability of stockholders to call a special meeting between annual meetings is a reasonable alternative to permitting stockholder action by written consent that will avoid the potential negative effects of action by written consent set forth above.

Existing Ownership Threshold

Currently, under the Company’s Certificate of Incorporation and Bylaws, stockholders representing at least 25% of the outstanding shares of Common Stock have the right to call a special meeting of stockholders if those stockholders have held a net long position in those shares for at least one year. The one-year holding and net long position requirements are intended to protect against a meeting being called by stockholders whose interests are transitory or are otherwise not aligned with other stockholders’ interests in the economic prospects of the Company.

Amended Ownership Threshold

Pursuant to the proposed amendment to the Company’s Certificate of Incorporation and the corresponding amendment to the Bylaws, the minimum ownership threshold under this provision would be reduced from 25% to 15%. No other provisions of the Certificate of Incorporation or Bylaws would be amended in connection with this action.

This description of the proposed amendment to the Company’s Certificate of Incorporation is qualified by the full text of the amendment to Paragraph Fourteenth of the Certificate of Incorporation, which is set forth in Appendix A If the proposed amendment to the Certificate of Incorporation is adopted, the Board will also amend the Company’s Bylaws to reduce the minimum stock ownership requirement to call a special meeting to 15% of the Company’s outstanding shares of Common Stock.

The Board of Directors recommends a vote FOR

the amendment to the Amended and Restated Certificate of Incorporation to reduce the threshold stock ownership requirement for stockholders to call a special meeting.

Vote Required for Approval

The affirmative vote of the holders of a majority of the total number of outstanding shares of Voting Stock on the Record Date is required to approve this Proposal. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on this proposal unless the beneficial owner has given voting instructions on the matter. This means that if your broker is the record holder of your shares you must give voting instructions to your broker if you want your broker to vote your shares on Proposal 4. Because Proposal 4 requires the vote of a majority of the total number of outstanding shares of Voting Stock entitled to vote, a broker non-vote will have the effect of a vote against Proposal 4.

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Company Information

The Board of Directors

The Board met four times in 2018. The Board meets regularly to review significant developments affecting KCS and to act on matters requiring Board approval. The Board reserves certain powers and functions to itself. In addition, it has requested that the Chief Executive Officer refer certain matters to it. During 2018, all directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board called and held during the period for which they served as a director and (2) the total number of meetings held by all committees of the Board on which they served that were called and held during the period for which they served as a director.

Board Committees

The Board of Directors has established an Audit Committee, a Compensation and Organization Committee (the “Compensation Committee”), a Nominating and Corporate Governance Committee (the “Nominating Committee”), a Finance and Strategic Investment Committee (the “Finance Committee”) and an Executive Committee. Committee members are elected by the Board at the Board’s annual meeting immediately following our Annual Meeting of Stockholders. The Board of Directors has adopted written charters for the Audit, Compensation, Nominating and Finance Committees detailing all of their responsibilities, copies of which are available in the “Corporate Governance — Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com.

Audit Committee

The Audit Committee consists of three Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. All members of the Audit Committee are independent (as defined in the NYSE’s listing standards) and meet the additional independence standards in Rule 10A-3 under the Exchange Act. The Company does not limit the number of public company audit committees on which the members of our Audit Committee may serve. However, for any director to simultaneously serve on our Audit Committee and the audit committees of more than two other public companies, the Board must affirmatively determine that such simultaneous service will not impair the director’s ability to effectively serve on our Audit Committee.

The Board has determined that two of the Audit Committee members, Mr. McDonnell and Mr. Krebs, are “audit committee financial experts” as that term is defined in applicable securities regulations. The Board made this determination for Mr. McDonnell based upon his prior experience as the Chief Executive Officer of DST Systems, Inc., his accounting and financial education, his experience actively supervising others performing accounting or auditing functions, and his past and current memberships on audit committees of other public companies. The Board made this determination for Mr. Krebs based on his current position as President and Chief Executive Officer of Coeur Mining, Inc., his previous position as Chief Financial Officer of Coeur Mining, Inc., his accounting and financial education, and his experience in the corporate finance and asset management areas.

Committee Members: McDonnell (Chair) Córdova Krebs Number of Meetings in 2018: 6

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The Audit Committee is responsible for monitoring the quality and integrity of the Company’s financial reporting process, financial statements, and systems of internal accounting controls. In fulfilling this responsibility, the Audit Committee regularly meets with management and with the Company’s independent registered public accounting firm to review the Company’s annual audited financial statements, quarterly financial statements, reports on the effectiveness of internal control over financial reporting, and other information included in SEC filings. The Audit Committee, or the Chair of the Audit Committee as authorized in the Audit Committee charter, also meets with management to review and discuss quarterly earnings press releases and other financial information provided to investors and analysts.

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm selected to audit our consolidated financial statements. In fulfilling this responsibility, at least annually, the Audit Committee evaluates the independence, professional qualifications, and performance of the Company’s independent registered public accounting firm and that of the lead engagement partner.

The Audit Committee is also responsible for reviewing areas of potential significant financial risk to the Company and oversees the Company’s enterprise risk management program. In fulfilling these responsibilities, the Audit Committee meets with management to review and discuss risk assessment and risk management policies, including the Company’s significant risk exposures and steps taken by management to monitor and mitigate such exposures.

Compensation Committee

The Compensation Committee consists of four Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. Each member of the Compensation Committee is independent (as defined in the NYSE’s listing standards), is considered an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is considered a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee is responsible for establishing, communicating to management and the Board and periodically updating the Company’s compensation philosophy, objectives, policies, strategies and programs, with the objective of ensuring they provide appropriate motivation for corporate performance and increased stockholder value. The Compensation Committee is solely responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”),

Committee Members: Druten (Chair) Beebe Garza-Santos, D. Maier Number of Meetings in 2018: 5

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evaluating and reviewing with our CEO his performance in light of those goals and objectives and setting our CEO’s compensation level based on that evaluation. In addition, the Compensation Committee reviews and approves the compensation of other members of senior management of KCS based on recommendations from the CEO and an independent compensation consultant. For compensation decisions in 2018, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian” or the “Compensation Consultant”) as its independent compensation consultant. Meridian provided advice on executive and director compensation programs, market pay analyses, peer groups and review of the Compensation Discussion and Analysis. Meridian also provided other services at the request of management, the fees for which were immaterial. The Compensation Committee reviewed the nature of its relationship with Meridian and determined there were no conflicts of interest with respect to its independence. The Compensation Committee annually reviews and assesses the risks associated with the Company’s compensation practices, policies and programs applicable to employees to determine whether the risks arising from such practices, policies and programs are appropriate or reasonably likely to have a material adverse effect on the Company. See Compensation Discussion and Analysis for additional information on Meridian.

Compensation Committee Interlocks and Insider Participation.

During 2018:

•  no member of the Compensation Committee was an officer or employee of KCS or was formerly an officer of KCS;

•  no member of the Compensation Committee had any material relationship with KCS other than service on the Board and Board committees and the receipt of compensation for that service;

•  no executive officer of KCS served as a director or as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; and

•  no executive officer of KCS served as a member of the compensation committee (or other board committee performing equivalent functions or, if the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of KCS.

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Nominating Committee

The Nominating Committee consists of four Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. Each member of the Nominating Committee is independent (as defined in the NYSE’s listing standards). The Nominating Committee recommends to the Board of Directors suitable nominees for election to the Board or to fill newly created directorships or vacancies on the Board. In addition, the Nominating Committee is responsible for (i) reviewing Company governance policies and procedures and developing and recommending to the Board changes and additions to such governance policies and procedures; (ii) establishing and maintaining procedures for evaluation of Board and management performance; (iii) periodically evaluating the performance of the Board and its committees; (iv) reviewing stockholder proposals and recommending to the Board responses to such proposals; and (v) overseeing the Company’s commitment to environmental, social and related governance (“ESG”) matters that are significant to the Company.

Committee Members: Dunn (Chair) Beebe Garza, A. Slater Number of Meetings in 2018: 8

Finance Committee

The Finance Committee consists of four Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. The Finance Committee is responsible for reviewing and approving financing transactions exceeding $50 million, but not exceeding $500 million. The Finance Committee also reviews management’s financing plans and reports and makes recommendations to the Board with respect to matters affecting our financing plan and capital structure, and monitors the Company’s risk management practices relating to foreign exchange and interest rates.

Committee Members: Córdova (Chair) Krebs Maier McDonnell Number of Meetings in 2018: 2

Executive Committee

The Executive Committee consists of the Company’s Chief Executive Officer, the Chair of the Board, and one other Director elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve a one-year term. When the Board is not in session, the Executive Committee has all the powers of the Board in all cases in which specific directions have not been given by the Board.

Committee Members: Druten (Chair) Garza, A. Ottensmeyer Number of Meetings in 2018: 0

Corporate Governance

Governance Highlights

Our corporate governance profile includes what we believe are the most important best practices:

•	We conduct annual director elections;

•	We have a separate Board Chair and CEO structure with an independent Board Chair;

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•	We adopted proxy access on best governance terms;

•	We have no super-majority voting provisions with respect to our Common Stock;

•	We have a majority voting standard for Board elections;

•	We allow stockholders to call special meetings;

•	We prohibit the nomination of former Company CEOs to serve on the Board;

•	We have a stockholder engagement strategy to obtain your input;

•	We make our corporate governance guidelines (“Guidelines”) and code of business conduct and ethics publicly available;

•

We have an anti-hedging and pledging policy prohibiting directors and any officers with the title of Vice President or above from trading derivative financial instruments relating to any security of the Company, and subject to limited exceptions, from pledging securities of the Company as collateral for loans;

•	We publish a sustainability report, which can be found on our website;

•

We enhanced our policies related to political contributions made by our Company, including the reporting of all political contributions to our Chairman of the Board and the Executive Committee and the disclosure of political contributions on our website;

•	We enable stockholders, employees, customers, suppliers and community members to alert us confidentially and anonymously by reporting suspected or actual violations of the law or corporate policy;

•	We have adopted a clawback policy which subjects an Executive Officer’s AIP and performance shares to recoupment;

And, most importantly:

•	Our Board of Directors regularly reviews evolving corporate governance developments and updates our committee charters, Guidelines, policies and practices, as appropriate.

Stockholder outreach is an essential component of our commitment to good corporate governance. The Board has put in place a stockholder engagement strategy, which includes engaging in conversations with our investors to gain insight and their feedback on topics such as governance trends, our executive compensation plans, board composition and refreshment, sustainability reporting and KCS’ vision and strategy. On an ongoing basis, the Board evaluates and adjusts this strategy based on feedback from our stockholders. Our Board routinely discusses with the Company’s executives and investor relations team the feedback and input of our stockholders.

Based on feedback from extensive outreach to our largest stockholders for the last 3 years, we have taken action on a number of corporate governance issues, demonstrating the importance that we place on stockholder engagement and feedback. Specifically, in recent years we have continued to refresh the Board of Directors, with a focus on increasing diversity, and have provided investors with additional information about how each director’s skills enhance the Board’s ability to provide oversight. We have also focused on sharing the Company’s vision and strategy with stockholders and other key constituent groups, including employees, colleagues, customers, vendors, and the communities we serve. In addition, we have enhanced our focus on sustainability initiatives, the results of which are reflected in the discussion below.

Corporate Sustainability & Responsibility

The Board recognizes the increasing importance of environmental and social issues to our stockholders, including risks associated with climate change. The Board recently amended the charter of its Nominating Committee to specifically assign responsibility for the oversight and monitoring of such risks to the Nominating Committee, demonstrating the importance of such issues to the Company and its future.

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In addition to the sustainability and responsibility information provided herein, KCS publishes an annual sustainability report, prepared in accordance with the Global Reporting Initiative (GRI) Standards.

2018 Sustainability & Responsibility Highlights

Environmental:

•	Rail transportation is the most energy efficient way to move freight over land. In 2018, KCS moved each ton of freight approximately 370 miles on average on only one gallon of fuel.

•	KCS provides a carbon calculator to its customers on its website to estimate the greenhouse gas emission savings potential associated with shipping by rail vs. truck.

•	To optimize our fuel efficiency, KCS’ fuel conservation team drives fuel conservation and efficiency initiatives by:

•	Implementing strategies to improve fuel efficiency, including multiple fuel saving technologies in our locomotives

•	Forecasting fuel consumption and providing monthly goals and reports with recommendations

•	Analyzing fuel burn and efficiency data to identify opportunities and trends

•	Managing vendor and program compliance

•	In 2018, we achieved a reduction of 9.4 million gallons of diesel fuel, or 6.5%, as a direct result of fuel conservation and efficiency initiatives.

•	By reducing the footprint of our primary Wyandotte data center, we reduced electricity consumption by 44% from prior year at that location.

Safety:

•	The KCS Health, Safety, Security & Environmental Management System covers 100% of operations.

•	KCS has been a Responsible Care Partner since 1999.

•

In 2018, Positive Train Control (PTC), an advanced system designed to automatically stop a train before certain incidents occur, was successfully installed on required track segments and equipment in the U.S. This system is designed to prevent:

•	Train-to-train collisions

•	Derailments caused by excessive train speed

•	Train movements through misaligned track switches

•	Unauthorized train entry into work zones

•	In 2018, we conducted hazmat training with approximately 390 local community first responders.

People:

•	89% of US and Mexico employee engagement and satisfaction survey respondents would recommend KCS as a good place to work.

•	We offer competitive health, savings and leave benefits for all employees.

•	In 2018, KCS revised its Non-Discrimination and Anti-Harassment Policy to strengthen our policy on providing a “work environment free from all forms of discrimination and harassment.”

•	In 2018, 54% of KCS’s non-union new hires in the U.S. were women and people of color.

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Communities:

•	KCS capital investments generate value for communities.

•

In 2018, KCS invested approximately $512 million on capital projects. This investment included $245.7 million on maintenance capital to strengthen our infrastructure, $101.2 million on equipment, $69.8 million on new capacity, $28.9 million on Positive Train Control, and $66.7 million on information technology/other.

•	Through a combination of discretionary gifts and matching contributions, KCS contributed $3.6 million to authorized charitable organizations.

Corporate Governance Guidelines

The Corporate Governance Guidelines of Kansas City Southern (the “Guidelines”) are available for review in the “Corporate Governance — Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com. In addition, this section of our website makes available all of our corporate governance materials, including our Bylaws (the “Bylaws”), board committee charters, code of business conduct and ethics and our anti-harassment and equal employment opportunity policies. Our Board of Directors regularly reviews corporate governance developments and modifies the Guidelines, committee charters and key practices as it believes warranted.

The “Investors” section of our website also includes a copy of the brochure for our United States Speak Up! line in portable document format (i.e., PDF), which may be accessed by selecting “Speak Up! Report Line” from the available options under “Corporate Governance — Governance Documents.” Our United States Speak Up! line is a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual actions they believe may violate our corporate policies or the law. Our United States Speak Up! line is operated by an independent outside vendor 24 hours a day, seven days a week. Any employee, stockholder or other interested party can call the following toll-free (within the United States) number to submit a report:

1-800-727-2615

We have a similar hotline in Mexico, the KCSM Linea de Denuncias, to receive confidential and anonymous reports of suspected or actual actions that the reporting party believes may violate our corporate policies or the law. The KCSM hotline is also operated by an independent outside vendor 24 hours a day, seven days a week. Any employee, stockholder or other interested party can call the following toll-free number to submit a report:

01-800-436-0158

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is applicable to all directors, officers and employees of KCS and its subsidiaries and embodies our principles and practices relating to the ethical conduct of our business and our commitment to honesty, fair dealing and compliance with applicable laws and regulations. Our Code of Business Conduct and Ethics is available in the “Corporate Governance — Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com and in print to any stockholder who requests it. Any waiver or amendments to our Code of Business Conduct and Ethics are also made available on our website.

Anti-Hedging and Pledging Policy

Under our Policy on Insider Trading, all directors, any officer with the title of Vice President (or salary grade equivalent) or above, and other employees of KCS as designated by the Company’s Chief Executive Officer from time to time (collectively, “Insiders”) are prohibited from trading options or other derivative

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financial instruments relating to any security of the Company or “selling short” any security of the Company. Insiders are also prohibited from holding any security of the Company in a margin account. In addition, with limited exceptions as approved by the Company’s Compliance Officer, Insiders are prohibited from pledging securities of the Company as collateral for loans. We believe these policies further align Insiders’ interests with those of our stockholders. In 2018, the Compliance Officer did not approve any pledging of the Company’s securities by an Insider, and no Insider had pledged any of the Company’s securities as of December 31, 2018.

Policy on Director Attendance at Annual Stockholder Meetings

Our directors are encouraged to attend the annual stockholder meetings. With the exception of one director who had an unavoidable conflict, all directors serving at the time of the 2018 annual stockholder meeting attended that meeting.

Director Qualifications, Qualities and Skills

The Guidelines establish certain qualifications, qualities and skills that directors and nominees must meet to be eligible to serve on our Board of Directors. Under the Guidelines, directors and nominees must be committed to representing the long-term interests of our stockholders and meet, at a minimum, the following qualifications:

•	High personal and professional ethics, integrity and values;

•	Independence, in accordance with the requirements of the NYSE, unless their lack of independence would not prevent two-thirds of the Board from meeting such requirements;

•	No current service on boards of companies that, in the judgment of the Nominating Committee, are in competition with, or opposed to the best interests of, the Company;

•	Below the age of 75 years as of the date of the meeting at which his or her election would occur; and

•	Has not previously served as the Company’s Chief Executive Officer.

Additionally, it is considered desirable that directors and nominees possess the following qualities and skills:

•	Significant experience at policy making levels in business, government or education;

•	Significant experience or relationships in, or knowledge about, geographic markets served by us or industries that are relevant to our business; and

•	Willingness to devote sufficient time to carrying out their duties and responsibilities effectively, including service on appropriate committees of the Board.

Under the Guidelines, to identify director-nominee candidates with these qualities and skills, the Nominating Committee may in its discretion utilize the resources and relationships of the Board members, Company stockholders and executive recruiting or search firms to identify director-nominee candidates. The Nominating Committee generally will consider director nominees recommended by stockholders. Nominees recommended by stockholders in compliance with our Bylaws will be evaluated on the same basis as other nominees considered by the Nominating Committee. Stockholders should see the “Stockholder Proposals for 2020 Annual Meeting” section of this Proxy Statement for information relating to the submission by stockholders of nominees and matters for consideration at a meeting of our stockholders.

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Director Independence

The Guidelines require that a majority of the Board of Directors must be independent, as determined affirmatively by the Board in accordance with the listing standards of the NYSE, although our goal is to have two-thirds of the members of the Board meet these requirements. We refer to directors who meet the NYSE independence standards as “Independent Directors”. All of our directors (other than Mr. Ottensmeyer, our Company’s President and Chief Executive Officer) are Independent Directors. Our Board has affirmatively determined that each Independent Director has no material relationship with the Company and is independent in accordance with applicable NYSE listing standards. These standards assist the Board in determining that a director or nominee has no material relationship with KCS, either directly or as a partner, stockholder or officer of an organization that has a relationship with KCS.

The Board holds regular executive sessions of the Independent Directors. All Board committees, other than the Executive Committee, are comprised of only Independent Directors. Thus, the Independent Directors directly oversee critical matters such as the compensation of executive management, the selection and evaluation of Board nominees, the integrity of the Company’s financial statements and the development of corporate governance programs of the Company.

Board Leadership Structure

The Board regularly considers the appropriate leadership structure for the Company. Our Bylaws and our Guidelines require that the position of Chair of the Board be filled by an Independent Director, which effectively requires separation of the positions of Chief Executive Officer and Chair of the Board. The Board believes this structure ensures appropriate oversight by the Independent Directors. Meetings of the Independent Directors will be presided over by the Chair (currently Mr. Druten) since he or she will also be an Independent Director.

Board Evaluation

The Board annually assesses and evaluates the effectiveness of the Board. The table below describes this process.

Survey Used to Request Feedback

•  Evaluation survey sent to all directors and each member of the Audit, Nominating and Compensation committees

•  Topics included are Board/committee composition, skill set, background, diversity and effectiveness, among others.

One-on-One Director Interviews

•  One-on-one discussions with each director to solicit additional feedback and deeper insights into the Board, committee and director performance

•  The goal of the interview is to obtain comments and suggestions for ways to improve the effectiveness of the Board, its committees and directors themselves

Summary of Director Assessments

•  Comments from survey and interviews are shared with the Board Chair, Nominating Chair and chairs of other committees

•  The full Board and committees are briefed on comments and suggestions in executive session

Feedback and Action Items

•  After the Board and committee discussions, the Chairman provides feedback to management on suggestions for improving the effectiveness of the Board, including materials and meeting details

•  The Board also evaluates and makes any necessary changes to its board practices and governance policies

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The Board’s Role in Risk Oversight

The Board of Directors is responsible for overseeing the Company’s enterprise risk management process and program. This includes understanding the Company’s philosophy and strategy towards enterprise risk management and mitigation. The Board periodically reviews the Company’s most significant risks and assesses management’s approach to these risks within the context of the Company’s risk management and mitigation strategies. The Board has delegated to the Audit Committee the primary responsibility for reviewing the Company’s risk assessment and risk management policies. The Company’s Vice President of Audit and Enterprise Risk Management supervises the enterprise risk management process and periodically reports to the Audit Committee on the Company’s risk identification, assessment and mitigation activities.

In particular, the Board has directed management to maintain cybersecurity risks as a focus of the Company’s risk assessment and mitigation activities. The Company does not routinely obtain personal data (e.g., social security numbers, dates of birth or credit card numbers) that are often the target of cyberattacks in other industries such as financial institutions and health insurance companies. Nevertheless, a cyberattack on the Company, if successful, could disrupt the operation of our business, and cause material harm to the Company’s financial condition and business relationships. The risk oversight structure has no effect on the Board’s leadership structure. The Audit Committee reviews these risks and the Company’s risk management policies periodically with the Board.

Director Diversity

The Nominating Committee strives to nominate directors who represent an appropriate mix of backgrounds and experiences to best enhance the functions of the Board. The Nominating Committee considers diversity in the broadest sense, thus including factors such as age, gender, race, ethnicity and geographic location, as well as a variety of experience and educational backgrounds (such as operations, finance, accounting and marketing experience and education) when seeking Board nominees. The charts on page 7 provide information about the diversity of our Directors.

Communication with the Board

Our Board of Directors values input from our stockholders and stakeholders. We provide many means for input and engagement:

•	Stockholders can attend our annual meeting in person (see page 2).

•	Stockholders and others can call our Speak Up hotlines (see page 23). Information that is of importance to the Board of Directors will be directed accordingly.

•	Stockholders can engage with us during our periodic outreach efforts.

•

Stockholders, stakeholders and other interested parties can communicate with our Independent Directors by writing to us in care of the Corporate Secretary’s Office, Kansas City Southern, 427 W. 12th Street, Kansas City, Missouri 64105. In its capacity as the agent for the Independent Directors, the office of the Corporate Secretary may review, sort and summarize the communications and, in accordance with the directions provided by and procedures established by the Independent Directors, forward such communications to the Independent Directors as appropriate. To be considered, such communications must be signed by the stockholder or other interested party, with the stockholder’s or other interested party’s name, address and telephone number. The Independent Directors shall review such communication with the Board, or the group addressed in the communication, for the purpose of determining an appropriate response and any appropriate action that should be taken. Any communications received may be shared with management on the instruction of the Independent Directors.

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Beneficial Ownership

The following table contains information concerning the beneficial ownership of our Common Stock as of the Record Date by:

•	Beneficial owners of more than five percent of our Common Stock that have publicly disclosed their ownership in filings with the SEC;

•	The members of our Board of Directors, including our Chief Executive Officer;

•	Our Chief Financial Officer and the other executive officers for whom information is provided in the Summary Compensation Table in this Proxy Statement; and

•

All current executive officers, directors and nominees for director as a group. The address for each of our directors and executive officers listed is 427 West 12th Street, Kansas City, Missouri 64105.

We are not aware of any beneficial owner of more than five percent of the 4% Preferred Stock. None of our directors or executive officers owns any shares of 4% Preferred Stock. No officer or director of KCS owns any equity securities of any subsidiary of KCS. Beneficial ownership is generally defined as either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, the beneficial owners have sole power to vote and dispose of the Common Stock.

Beneficial Owners	Common Stock(1)		Percent of Class(1)
The Vanguard Group	10,471,916	(2)	10.29%
BlackRock, Inc.	6,948,964	(3)	6.8%
Massachusetts Financial Services Company	10,640,376	(4)	10.5%
T. Rowe Price Associates, Inc.	10,987,156	(5)	10.8%

Directors
Lydia I. Beebe Director	3,622	(6)	*
Lu M. Córdova Director	10,066	(7)	*
Robert J. Druten Director	17,151	(8)	*
Terrence P. Dunn Director	28,801	(9)	*
Antonio O. Garza, Jr. Director	5,483		*
David Garza-Santos Director	2,781		*
Mitchell J. Krebs Director	2,122		*
Henry J. Maier Director	7,122		*
Thomas A. McDonnell Director	115,000	(10)	*
Patrick J. Ottensmeyer Director; President and Chief Executive Officer	178,585	(11)	*
Rodney E. Slater Director	24,229	(12)	*

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	Common Stock(1)		Percent of Class(1)
Executive Officers
Warren K. Erdman Executive Vice President, Administration and Corporate Affairs	84,996	(13)	*
Brian D. Hancock Executive Vice President and Chief Innovation Officer	36,763	(14)	*
Jeffrey M. Songer Executive Vice President and Chief Operating Officer	41,287	(15)	*
Michael W. Upchurch Executive Vice President and Chief Financial Officer	46,043	(16)	*

All Directors and Executive Officers as a Group (21 Persons)	827,707	(17)	*

*	Less than one percent of the outstanding shares.
(1)

This column includes Common Stock, including restricted shares, beneficially owned by officers, directors, nominees for director and beneficial owners of more than five percent of our Common Stock. In accordance with SEC rules, this column also includes shares that may be acquired upon the exercise of options or other convertible securities that are exercisable or convertible on the Record Date, or will become exercisable or convertible within 60 days of that date, which are considered beneficially owned. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or other convertible securities held by that person that are exercisable or convertible on the Record Date, or exercisable or convertible within 60 days of the Record Date, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. In addition, under applicable law, shares that are held indirectly are considered beneficially owned. Directors, nominees for director and executive officers may also be deemed to own, beneficially, shares included in the amounts shown above which are held in other capacities. The holders may disclaim beneficial ownership of shares included under certain circumstances. The list of our executive officers is included in our Annual Report on Form 10-K for the year ended December 31, 2018. See page 71 of this Proxy Statement for instructions on how to obtain a copy of the Form 10-K.

(2)

The address of The Vanguard Group (“Vanguard”) is 100 Vanguard Blvd., Malvern, PA 19355. Based on a Schedule 13G/A, filed February 11, 2019, Vanguard reports sole voting power of 135,818 shares, shared voting power of 38,340 shares, sole power to dispose of 10,315,904 shares and shared power to dispose of 156,012 shares.

(3)

The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. Based on a Schedule 13G/A, filed February 6, 2019, Black Rock, Inc. reports sole voting power of 6,014,351 shares and sole dispositive power of 6,948,964 shares.

(4)

The address of Massachusetts Financial Services Company (“MFS”) is 111 Huntington Avenue, Boston, MA 02199. Based on a Schedule 13G/A, filed February 13, 2019, MFS reports sole voting power of 10,061,213 shares and sole dispositive power of 10,640,376 shares.

(5)

The address of T. Rowe Price Associates, Inc. (“Price Associates”) is 100 E. Pratt Street, Baltimore, MD 21202. Based on a Schedule 13G/A, filed February 14, 2019, Price Associates reports sole voting power of 4,283,306 shares and sole dispositive power of 10,987,156 shares.

(6)	Ms. Beebe’s shares are held in a revocable living trust for which she and her spouse are the trustee’s with sole voting and dispositive power.
(7)	Ms. Córdova’s shares are held in a revocable living trust for which she is the trustee with sole voting and dispositive power.
(8)	Mr. Druten’s beneficial ownership includes 100 shares held by a charitable foundation for which Mr. Druten disclaims beneficial ownership.
(9)

Mr. Dunn’s beneficial ownership includes 23,790 shares held in a revocable trust for which he is the trustee with sole voting and dispositive power and 5,011 shares held by a charitable foundation for which Mr. Dunn disclaims beneficial ownership.

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(10)

Mr. McDonnell’s beneficial ownership includes 75,000 shares held in a trust for which he is the trustee with sole voting and dispositive power, and 40,000 shares held by a charitable foundation for which Mr. McDonnell disclaims beneficial ownership.

(11)

Mr. Ottensmeyer’s beneficial ownership includes 50,128 restricted shares, 74,587 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, and 255 shares allocated to his account in the KCS 401(k) Plan.

(12)	Mr. Slater’s beneficial ownership includes 2,360 shares held jointly with his spouse.
(13)

Mr. Erdman’s beneficial ownership includes 4,012 restricted shares and 37,725 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 39,471 shares held jointly with his spouse and 1,052 shares allocated to his account in the KCS 401(k) Plan.

(14)

Mr. Hancock’s beneficial ownership includes 15,729 restricted shares and 11,135 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(15)

Mr. Songer’s beneficial ownership includes 18,938 restricted shares and 12,864 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(16)

Mr. Upchurch’s beneficial ownership includes 5,419 restricted shares and 24,830 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date and 200 shares held jointly with his children.

(17)

The number includes 133,264 restricted shares, 256,842 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 44,466 shares held jointly, and 82,456 shares otherwise held indirectly. Mr. Druten, a Director, disclaims beneficial ownership of 100 of the total shares listed. Mr. Dunn, a Director, disclaims beneficial ownership of 5,011 of the total shares listed. Mr. McDonnell, a Director, disclaims beneficial ownership of 40,000 of the total shares listed.

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Compensation Discussion & Analysis

Executive Summary

The Company’s vision is to consistently be the fastest-growing, best-performing, most customer-focused transportation provider in North America. As the Compensation Committee evaluated the Company’s incentive programs in 2018, it took into consideration the Company’s vision, along with its strategy to:

•	Capitalize on the strategic location of the KCS cross-border rail network and the diverse and growing North American markets, while maintaining a commitment to operational excellence.

•	Embrace new and emerging technologies while maintaining a strong cost discipline within a safe and reliable environment.

•	Provide service that consistently exceeds our customers’ expectations.

•	Offer challenging careers to our employees.

•	Produce industry-leading stockholder returns.

The Compensation Committee focused on optimizing the Company’s incentive programs by adjusting performance metrics to ensure continued alignment with its vision and strategy, and balance key drivers of stockholder value. As discussed in the short and long-term incentive plan descriptions, the Compensation Committee elected to continue using operating ratio, operating cash flow and return on invested capital as the core metrics used to define incentive payout. These metrics incent revenue growth, strong cost discipline and efficient capital deployment. Additionally, the Compensation Committee elected to retain the revenue multiplier, as it further rewards achievement of industry-leading growth.

The fundamental design of the 2018 compensation programs is similar to prior years. The Company continues to use the 50th percentile of its peer group as a guideline for setting the various components of our executives’ compensation, and the majority of our named executives’ compensation is performance-based.

2018 Performance Highlights

KCS delivered the following financial results in 2018:

✓	Record revenue of $2.7 billion, up 5% over prior year on 2% carload growth

✓	Record operating income of $986 million, up 7%

While the Company delivered record revenues, operating income and adjusted earnings per share, 2018 did not meet our expectation for financial or operational performance. In January 2018, a KCS-served Texas coal-fired utility shuttered. The resulting volume loss from that customer alone reduced total volume growth by approximately 200 basis points. Combined with competitive pressure on our intermodal business at the Port of Lázaro Cárdenas driven by a weakening peso, and operational challenges in the second half of the year, our volume growth was a disappointing 2%.

We discovered operational vulnerabilities in mid-2018, when a surge of cross-border traffic hit our network. Although we prepared for growth, the 20% increase in franchise cross-border volumes during the third quarter of 2018, driven by a release of congestion from south Texas related to Hurricane Harvey in September 2017, was more than we had prepared for and more than our operations could withstand. These operational challenges resulted in increased operating expense, as elongated cycle times drove a reduction in fuel efficiency, and increased expenses for car hire and recrew of locomotives. Our customer service also suffered, ultimately compromising volume growth.

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To address these challenges, the Company developed and implemented a plan to improve local Monterrey service and cycle times between our Sanchez and Monterrey yards. The recovery was slow, but steady. Moreover, the process that the Company undertook to address this congestion highlighted opportunities within its network to improve operational efficiencies and customer service. It was during this time that we formed the foundation for implementation of Precision Scheduled Railroading (“PSR”) principles on the KCS network.

Because the Company’s performance was below expectations, payout under the 2018 short-term incentive plan was below target. Additionally, because the Company’s revenue growth lagged the industry, the short-term incentive payout was adjusted downward.

Year-over-Year Revenue Growth KCS Class I / Industry (ex.KCS)

*

The Class I railroads are Burlington Northern Santa Fe, LLC, Union Pacific Corporation, Norfolk Southern Corporation, CSX Corporation, Canadian National Railway Company, and Canadian Pacific Railway Limited. The revenue shown for Class I railroads (ex. KCS) is the percentage change in the sum of revenues, including any foreign exchange impacts for the Class I railroads for the most recently reported twelve-month period as calculated based on information available in each of their public filings with the Securities and Exchange Commission.

Short-Term Incentive Plan

In February 2018, the Compensation Committee established the 2018 Annual Incentive Plan (“AIP”) to incent achievement of annual performance goals. After evaluating various metrics, along with the effectiveness of changes made to the 2017 AIP, the Compensation Committee concluded that achievement under the 2018 AIP would continue to be based on the Company’s consolidated operating ratio (“OR”) and operating cash flow (“OCF”), as defined in the 2018 AIP. The weighting of OR and OCF was adjusted to 50% each, from 75% and 25%, respectively in 2017. The Compensation Committee’s decision to further increase the OCF component from 25% to 50% reflects an understanding that cash generation has become increasingly important to our stockholders.

The weighted average OR and OCF achievement will continue to be adjusted, either downward or upward, based on the Company’s revenue growth relative to all other North American Class I railroads. The maximum adjustment based on industry-leading revenue growth was revised from 110% to 125%. This

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adjustment based on relative revenue growth appropriately focuses on the Company’s goal of being the fastest growing transportation company in North America.

In addition to adjusting the weightings of OR and OCF, the Compensation Committee adjusted the ranges between threshold, target and maximum payout goals. It adjusted the range between threshold and target to make achievement of threshold more challenging. Further, the range between target and maximum was extended to require a higher level of outperformance versus plan to achieve the maximum payout. The intent of these adjustments was to further incent stretch performance by making it more challenging to achieve a payout above target.

In January 2019, the Compensation Committee determined that the Company achieved an overall performance level of 85% of target under the 2018 AIP, as described on page 40.

Long-Term Incentive Plan

In order to balance short-term goals with long-term stockholder value creation, in February 2018, the Compensation Committee adopted the 2018-2020 Long-Term Incentive Plan (the “2018 LTI Plan”). Performance shares comprise 50% of the overall value of the 2018 LTI Plan. The remaining 50% of the LTI Plan is awarded in the form of time-based restricted stock (25%) and stock options (25%). For performance share grants under the 2018 LTI Plan, Return on Invested Capital, as defined below and in the 2018 LTI Plan (“ROIC”), has a 75% weighting, and OR has a 25% weighting.

The Compensation Committee believes that the relative weighting of ROIC and OR in the 2018 LTI Plan continues to balance management’s focus on margin improvement and strong returns on capital deployed, effectively aligning the interests of the Company’s stockholders and the Company’s executives. Similar to the AIP, once payout based on the weighted average ROIC and OR has been calculated, payout is further adjusted, either downward or upward, based on the Company’s revenue growth relative to all other North American Class I railroads. The maximum adjustment based on industry-leading revenue growth was revised from 140% to 125% to align the AIP and LTI Plans.

Named Executive Officers

The following analysis describes the Company’s executive compensation for 2018 for each of the following executive officers (each a “Named Executive Officer” or “NEO”), who are listed below and in the Summary Compensation Table in this Proxy Statement.

Current Named Executive Officers
Patrick J. Ottensmeyer	President and Chief Executive Officer
Michael W. Upchurch	Executive Vice President and Chief Financial Officer
Jeffrey M. Songer	Executive Vice President and Chief Operating Officer
Brian D. Hancock	Executive Vice President and Chief Innovation Officer
Warren K. Erdman	Executive Vice President, Administration and Corporate Affairs

2018 Say-On-Pay Vote on Executive Compensation

At the 2018 Annual Meeting, stockholders representing 93.8% of the votes cast at the meeting voted in favor of the 2017 compensation of the named executive officers. As a result, the compensation programs established by our Compensation Committee remained substantially the same for 2018.

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Key Features of 2018 Executive Compensation Program

The Compensation Committee seeks to provide base salaries, target total cash and target total direct compensation that are consistent with market median practices. In addition, the Compensation Committee takes into account other factors, including internal equity and incumbent-specific considerations such as performance, experience or expertise, future potential and tenure with the Company. We define the market as comparably-sized, mature, capital intensive companies. In the aggregate, we target executives’ compensation opportunities to be within a competitive range of +/- 15% of the market 50th percentile.

What We Do

We tie pay to performance. The majority of executive pay is not guaranteed. We set clear financial goals for corporate performance at the beginning of the performance period.

We seek to mitigate undue risk, including utilizing caps on potential payments and robust Board and management processes to identify risk.

We have adopted strong share ownership guidelines, and all NEOs are in compliance with these guidelines as of December 31, 2018.

We reward our executives for long-term growth and therefore measure our performance over a three-year cycle.

We provide only modest perquisites that have a sound benefit to the Company’s business.

We have reasonable post-employment and change in control provisions in our executive employment agreements.

Our employment agreements and our performance share awards generally provide severance payments and acceleration of vesting after a change in control only if an employee is also terminated (a double trigger).

Our Compensation Committee benefits from its utilization of an independent compensation consulting firm.

The Compensation Committee closely monitors any other services provided to the Company by its compensation consulting firm to ensure they don’t create a potential conflict of interest.

An executive officer’s AIP and performance shares are subject to recoupment under our clawback policy.

Stockholders can engage with us during our periodic outreach efforts.

What We Don’t Do

We do not reprice underwater stock options.

We do not provide tax gross-ups for perquisites.

We do not have excise tax gross-ups other than historical provisions contained in employment agreements entered into prior to 2007.

We do not allow pledging and hedging of Company stock by officers, directors and employees.

Primary Elements of Compensation

The primary elements of our 2018 executive compensation package are described below. Each year the Compensation Committee determines the incentive programs to adopt and establishes participation,

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awards and performance measures, considering general market practices and an assessment of the effectiveness of such programs in meeting its goals.

Compensation Element	Purpose	Characteristic
Base Salary	To provide a fixed element of pay for an individual’s primary duties and responsibilities.	Base salaries are reviewed annually and are set based on competitiveness versus market and internal equity considerations.
Annual Incentive	To encourage and reward the achievement of specified financial goals on an annual basis.	Performance-based cash award opportunity; amount earned is based on actual results relative to pre-determined goals.

Long-Term Incentives

Performance Share Awards	To motivate management for long-term financial success.	Three-year performance-based share awards with pre-determined financial goals.

Restricted Share Awards	To align the executives’ interests with those of investors (via creation of stockholder value), to encourage stock ownership and to provide an incentive for retention.	Service-based long-term incentive opportunity; ultimate award value depends on share price.

Non-Qualified Stock Options	To incent and reward the creation of stockholder value.	Service-based long-term incentive opportunity; amounts realized are dependent upon share price appreciation.

Other Elements of Compensation

We provide certain benefit programs that are designed to be competitive within the marketplace from which we recruit our employees. The majority of employee benefits provided to our Named Executive Officers are offered through broad-based plans available to our management employees generally.

KCS 401(k) and Profit Sharing Plan (the “KCS 401(k) Plan”).    The KCS 401(k) Plan is a qualified defined contribution plan. Eligible U.S. employees may elect to make pre-tax or post-tax deferral contributions, called 401(k) contributions, to the KCS 401(k) Plan of up to 75% of eligible compensation subject to certain limits under the Code. We match contributions to the KCS 401(k) Plan equal to 100% of a participant’s 401(k) contributions and up to the lesser of 5% of a participant’s eligible compensation or the statutory limit imposed by the Code. Our matching contributions for the KCS 401(k) Plan vest over five years as follows:

•	0% for less than two years of service;

•	20% upon two years of service;

•	40% upon three years of service;

•	60% upon four years of service; and

•	100% upon five years of service.

We may also make, in our discretion, annual profit sharing contributions to the KCS 401(k) Plan in an amount not to exceed the maximum allowable deduction for federal income tax purposes and certain limits

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under the Code. Only employees who have met certain standards as to hours of service are eligible to receive profit sharing contributions. No minimum contribution is required. Each eligible participant, subject to maximum allocation limitations under the Code, is allocated the same percentage of the total contribution as the participant’s compensation bears to the total compensation of all participants. Profit sharing contributions are 100% vested when made. No profit sharing contributions were made in 2018.

Participants may direct the investment of their accounts in the KCS 401(k) Plan by selecting from one or more of the diversified investment funds available under the KCS 401(k) Plan.

Executive Plan.    We maintain a supplemental benefit plan known as the “Executive Plan” for those U.S. executives who are designated by the President, Chief Executive Officer or Compensation Committee as participants in the plan. Our Executive Plan provides a benefit based on an amount equal to 10% of the excess of (a) the greater of (i) an executive’s base salary times the percentage specified in his or her employment agreement (ranging from 145% to 175%) or, for those executives without employment agreements, 145% (see the “Summary Compensation Table — Narrative to Summary Compensation Table”) or (ii) the sum of the executive’s base salary earned for the year plus any short-term incentive that was earned during the applicable year, over (b) the maximum compensation that can be considered for benefit purposes in a qualified retirement plan. Payments are generally made annually under this plan and executives receive such payments in one year, cliff-vested restricted stock, issued under the Company’s 2017 Equity Incentive Plan (the “2017 Plan”) which may be forfeited in the event of termination of employment prior to the end of the twelve-consecutive-month period beginning on the grant date. The number of restricted shares awarded will be such that the total value of the restricted shares awarded as determined on the grant date is equal to 125% (or such greater percentage as the Compensation Committee may determine, which percentage may vary from year to year) of the participant’s annual benefit amount.

Kansas City Southern Executive Deferred Compensation Plan (the “KCS NQDC Plan”).    In August 2018, the Company adopted the KCS NQDC Plan, which is a non-qualified deferred compensation plan. Eligible employees may elect to defer up to 50% of their base salary and up to 75% of their annual short-term incentive compensation. Participants may direct the investment of their accounts in the KCS NQDC Plan by selecting from one or more of the diversified investment funds available in the KCS NQDC Plan. Participant deferrals are 100% vested at all times.

The Company may, from time to time, in its sole and absolute discretion, credit company contributions to any participant’s account in any amount determined by the Company (“Company Contributions”). Company Contributions may be made in the form of a matching contribution, a non-elective contribution or both and may be made in accordance with any formula selected by the Company, which formula may be different from year to year. Company Contributions may be subject to any vesting schedule determined by the Company at the time of the credit. The Committee may, in its sole discretion, fully vest the participants’ accounts on a change in control. No Company Contributions were made in 2018. No NEO participated in the KCS NQDC Plan in 2018.

Perquisites.    As noted in our Summary Compensation Table, we provide our Named Executive Officers with certain perquisites consistent with market practice. We do not view perquisites as a significant element of our comprehensive compensation structure for our Named Executive Officers.

We reimburse financial counseling expense for our Named Executive Officers up to a stated limit in accordance with the KCS Financial Planning Reimbursement Policy. The maximum amount of the annual reimbursement under this policy for our CEO and our other Named Executive Officers is $15,000. We also pay for three years of the administrative fees charged by the Greater Kansas City Community Foundation (“GKCCF”) related to donor advised funds established by our U.S. executives at the GKCCF. These fees are paid out of funds from the Company’s charitable foundation, which is administered by the GKCCF. The Company provides certain other de minimis perquisites as described in the Summary Compensation Table below.

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The Compensation Committee believes these perquisites are conservative, but reasonable and consistent with our overall compensation program, industry practice and applicable law, and better enable the Company to attract and retain high-performing employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers. The Compensation Committee does not plan to materially increase the perquisites currently provided.

Other Benefits.    We also pay a portion of premiums for medical coverage, pay premiums for short-term disability coverage, pay premiums for 60% coverage for long-term disability (up to a maximum of $15,000 per month) and pay premiums for AD&D coverage up to 2 1⁄2 times the annual salary for each employee up to a maximum of $600,000. For executives, we provide a basic amount of group life insurance coverage. Additionally, we provide eligible employees with the opportunity to purchase KCS Common Stock at a discount under the Kansas City Southern 2009 Employee Stock Purchase Plan, which plan is intended to satisfy Section 423 of the Code.

Severance and Termination Benefits

Various compensation arrangements provide for award and account vesting and separation pay for our Named Executive Officers upon termination of employment in various situations, including upon a change in control. These arrangements are designed to:

•	preserve our ability to compete for executive talent;

•

provide stability during a change in control by encouraging executives to cooperate with and achieve a change in control approved by the Board, without being distracted by the possibility of termination of employment or demotion after the change in control; and

•	provide an economic incentive to encourage an acquirer to evaluate whether to retain our executives rather than its own.

Please see “Potential Payments upon Termination of Employment or Change in Control” for additional information. Our Compensation Committee believes the current levels of post-employment termination compensation and benefits are appropriate and consistent with our compensation objectives.

Pay Mix

The percentage of a Named Executive Officer’s total compensation resulting from each of the compensation elements is not specifically determined, but instead is a result of the targeted competitive positioning for each element. By design, “at-risk” components (particularly long-term incentives) comprise a significant portion of a Named Executive Officer’s total compensation. This is consistent with the Compensation Committee’s desire to reward long-term performance in a way that is aligned with stockholders’ interests. In 2018, the target pay mix for our Chief Executive Officer and all other Named Executive Officers serving on December 31, 2018 (as an average) was as follows:

CEO Other NEOs

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Executive Stock Ownership Guidelines

The Compensation Committee has set stock ownership guidelines for our Named Executive Officers and other members of senior management, which require executives to own shares of Company Common Stock that have a value at least equal to a multiple of their salary as set forth in the following table:

Multiple of Base Salary
Chief Executive Officer	5X
Other Named Executive Officers	3X

The Compensation Committee periodically reviews the continued appropriateness of the stock ownership guidelines. Executives are given five years from the date they are first subject to the ownership requirement to meet the required stock ownership thresholds. All stock sales by executives who are not in compliance will be reviewed by the Corporate Secretary and approved by the CEO. If executives have not met this stock ownership requirement within five years, then they may be required to retain long-term incentive plan grants and 50% of AIP payouts may be awarded in stock until the executive is compliant.

Shares that count in determining compliance with the stock ownership guidelines are shares beneficially owned by the executive, shares held by the executive in any KCS benefit plan, restricted shares at the time of grant (even if not yet vested), performance shares when earned (even if not yet vested) and shares issued and retained on exercise of stock options. Currently, all of our executives meet the stock ownership guidelines.

Participants in the Compensation Process

Compensation Committee.    The Compensation Committee, which is responsible for establishing our executive compensation policies and overseeing our executive compensation practices, is composed of four directors. Each of these directors meet the independence requirements of the NYSE, qualify as outside directors under Section 162(m) of the Code, and are considered non-employee directors under Rule 16b-3 under the Exchange Act.

Role of Meridian, our 2018 Compensation Consultant.    For assistance in fulfilling its responsibilities, the Compensation Committee retained Meridian as its compensation consultant to review and independently assess various aspects of our compensation programs and to advise the Compensation Committee in making its executive compensation decisions for 2018. Meridian is engaged by and reports directly to the Compensation Committee. The Compensation Committee has assessed the independence of Meridian pursuant to SEC rules, analyzed whether the work performed raised any conflict of interest, and concluded that Meridian is independent and that no conflict of interest exists. Meridian’s role in 2018 was to provide market data, including market trend data, to the Compensation Committee, to advise the Compensation Committee regarding the Company’s executive compensation relative to the market data, and to make recommendations to the Compensation Committee regarding compensation structure and components.

In 2018, at the direction of the Compensation Committee, Meridian compiled an executive compensation market analysis based on data provided by a third party, to assess the competitiveness of the compensation of the executives of the Company, including the Named Executive Officers. This study was used to inform decisions regarding 2018 programs and grants.

The results of the most recent analysis were discussed with the Compensation Committee in March 2018. Meridian analyzed the market competitiveness of the following elements for each of the executive positions contained in this analysis:

•	base salary;

•	target AIP opportunity;

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•	target total cash compensation (base salary plus target AIP opportunity);

•	grant date fair value of long-term incentive grants/awards; and

•	target total direct compensation (target total cash compensation plus the grant date fair value of long-term incentive awards).

Peer Group

In connection with this analysis and prior benchmarking analyses, the Compensation Committee with Meridian’s input defined the Company’s primary competitive market as mature, capital-intensive companies with annual revenues of at least $1 billion, but no more than $5 billion that participate in the executive compensation database. In 2018, with respect to our Named Executive Officers, this group was comprised of the following companies, all of which had revenues in 2017 between $1 billion and $5 billion. In 2018, the Compensation Committee, together with input from Meridian, evaluated its peer group, and elected to reduce the total number of companies in the peer group from 50 to 26. The Compensation Committee determined that this new peer group more accurately aligned with the Company and eliminated several companies from the prior peer group that were from the same industry.

•  A. O. Smith Corporation

•  Alliant Energy Corporation

•  Atmos Energy Corporation

•  CF Industries Holdings, Inc.

•  Curtiss-Wright Corporation

•  Donaldson Company, Inc.

•  EQT Corporation

•  Esterline Technologies Corporation

•  Flowserve Corporation

•  Hexcel Corporation

•  IDEX Corporation

•  Kennametal Inc.

•  Lincoln Electric Holdings, Inc.

•  Marathon Oil Company

•  Martin Marietta Materials, Inc.

•  OGE Energy Corp.

•  Pinnacle West Capital Corporation

•  SCANA Corporation

•  Snap-on Incorporated

•  Southwest Gas Holdings, Inc.

•  The Scotts Miracle-Gro Company

•  The Timken Company

•  The Toro Company

•  Vectren Corporation

•  Vulcan Materials Company

•  Westar, Inc.

The Company also reviews the compensation of officers and other employees of the other Class I railroads. The rail industry is a relatively small industry with a unique set of skill sets that are highly transferable and desirable across all of railroads. Although the Company’s peer group does not include any other Class I railroads due to the size of such companies, the Compensation Committee believes that the compensation of the officers and employees at such other companies is important in evaluating the competitiveness of the Company’s compensation levels.

Conclusions of Compensation Committee

The results of the study conducted by the Compensation Committee with Meridian’s input found that, the Named Executive Officers are being compensated, on average,    within a competitive range around the market median given their positions and responsibilities. The Compensation Committee historically had determined the amount of the long-term incentive awards by referencing the salary-grade midpoint for the executive officer, which resulted in certain awards being above or below a market-competitive level. As a result, the Compensation Committee changed this process in 2018 and now determines the amount of such awards by referencing the competitive market data of awards for comparable positions in the Company’s peer group. The Compensation Committee is satisfied that the ratio of compensation between the CEO and the other Named Executive Officers is acceptable and reasonable, particularly when taking into consideration the differences in responsibilities of each. The policies or decisions relating to the compensation of the CEO are not materially different than the other Named Executive Officers.

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Risk Considerations in our Compensation Program

The Company also engaged Meridian to review its compensation program to assess the risks that it could create, as reflected in the Company’s risk management practices and policies. The review covered a number of key facets of the Company’s compensation plans, including their purposes, the types of performance measures used, the number and organizational level of participants, the aggregate amount and maximum individual amounts payable under the plans, and how the Company’s risk management policies and governance practices are structured to mitigate these risks. As a result of this review, the Company concluded that its compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company or its stockholders.

Tax and Accounting Considerations

Prior to 2018, Section 162(m) of the Code limited the deduction by publicly held corporations for U.S. federal income tax purposes of compensation in excess of $1 million paid to the chief executive officer and the next three highest compensated Named Executive Officers as of the end of the year listed in the Summary Compensation Table, other than the chief financial officer, unless it is “performance-based.”

Pursuant to the 2017 Tax Cuts and Jobs Act, signed into law on December 22, 2017 (the “Tax Act”), for fiscal years beginning after December 31, 2017, the chief financial officer is no longer excluded, and subject to certain transition rules, the performance-based compensation exception to the deduction limitations under Section 162(m) is no longer available. As a result, for fiscal years beginning after December 31, 2017, all compensation in excess of $1,000,000 paid to the specified executives will not be deductible unless paid pursuant to certain binding contracts in effect on November 2, 2017. Despite this change in the tax treatment for deductibility of compensation, the Compensation Committee continues to believe that using performance-based compensation is consistent with the goals of the Company and its stockholders.

2018 Compensation Decisions

2018 Salary Adjustments

In February 2018, the Compensation Committee approved a 3% increase in base salary for the Named Executive Officers. In connection with his appointment as Company’s Executive Vice President-Chief Innovation Officer, the Compensation Committee increased Mr. Hancock’s base salary by 7.7% in 2018.

2018 Short-Term Incentive Plan

In February 2018, the Compensation Committee approved the 2018 Annual Incentive Plan for our Named Executive Officers. Similar to the AIP in prior years, each Named Executive Officer was assigned incentive targets at the threshold, target and maximum incentive performance levels that are a percentage of the Named Executive Officer’s 2018 base salary earned in 2018. The target percentage assigned for each performance level depended on the executive’s salary grade and is set forth in the following table:

	Percentage of Base Salary
Current Officers	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Mr. Ottensmeyer	0%	110%	220%
Mr. Upchurch	0%	70%	140%
Mr. Songer	0%	70%	140%
Mr. Hancock	0%	70%	140%
Mr. Erdman	0%	60%	120%

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For 2018, the Compensation Committee determined to use Operating Ratio and Operating Cash Flow as the performance metrics under the 2018 AIP, weighted 50% and 50%, respectively. The 2018 performance metrics by performance level are summarized in the following chart.

Performance Level	Consolidated Operating Ratio (50% weight)	Operating Cash Flow (50% weight)
Threshold	65.7%	$737 million
Target	64.2%-63.7%	$801-827 million
Maximum	63.0%	$887 million

Operating Ratio (“OR”) is defined as the Company’s Adjusted Operating Ratio as reported in the Company’s earnings releases, with any necessary adjustments to eliminate the effects of (a) fluctuations in the value of the Mexican peso against the U.S. dollar from the average exchange rates assumed in the Company’s 2018 long-range plan, (b) impacts to fuel surcharge revenue, fuel expense and Mexican fuel excise tax credit for changes in fuel-related indices from the indices assumed in the Company’s 2018 long range plan, (c) business combinations or acquisitions, (d) changes in accounting principles and (e) as approved by the Compensation Committee, other transactions or events that were not contemplated at the time performance targets were established by the Compensation Committee.

Operating Cash Flow (“OCF”) is defined as Operating Income before Depreciation & Amortization, minus capital expenditures.

After weighting for each performance metric, preliminary payout percentages are calculated on a sliding scale between the threshold and maximum. The preliminary payout percentage is then further adjusted based on the Company’s relative revenue growth compared to the other six Class I railroads as set forth in the following table (not to exceed a maximum of 200%):

Rank	Adjustment to Payout Percentage
1st	125%
2nd	115%
2nd to last place (6th)	90%
Last place (7th)	80%
Any other ranking (3rd, 4th or 5th)	No adjustment

For the year ended December 31, 2018, our OR was 64.22% and our OCF was $795 million, resulting in a preliminary payout percentage of 95% with a final payout of 85% after the revenue multiplier was applied, and the Company’s revenue growth in 2018 was sixth among the other Class I railroads. As a result, the NEOs each earned a 2018 AIP payout of 85% of the target amount. See the Summary Compensation Table for actual amounts paid. Each year, the Compensation Committee will determine whether an annual incentive program will be adopted for that year and will establish participation, award opportunities and corresponding performance measures and goals, considering general market practices and its own subjective assessment of the effectiveness of such program in meeting its goals of motivating and rewarding executives.

2018 Long-Term Incentive Program

The Compensation Committee designed the 2018 LTI Program to:

•	Drive sustained improvement in our operating performance;

•	Communicate strong performance focus to the external market;

•	Support execution of our long-term business strategy;

•	Provide a balanced program based on performance, share price leverage and employee retention;

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•	Maintain flexibility to dovetail with our other talent management tools;

•	Maintain our external competitiveness; and

•	Be simple and transparent.

The 2018 LTI Program was approved by the Compensation Committee in March 2018. The mix of awards was as follows:

2018 Long-Term Incentive Mix

Tied to achievement of long-term operational objectives facilitates stock ownership Strong tie to stockholders facilitates stock ownership Strong tie to stockholders Strong retention vehicle facilitates stock ownership strong tie to stockholders Performance shares 50% Stock options 25% Restricted stock 25%

The following awards were granted to the Company’s Named Executive Officers for the 2018 LTI Program:

Current Officers	Number of Target Performance Shares Granted Under the 2018 LTI Program	Number of Non-Incentive Stock Options Granted Under the 2018 LTI Program	Number of Shares of Restricted Stock Granted Under the 2018 LTI Program
Patrick J. Ottensmeyer	16,073	29,821	8,036
Michael W. Upchurch	3,591	6,662	1,795
Jeffrey M. Songer	3,543	6,574	1,772
Brian D. Hancock	3,425	6,355	1,713
Warren K. Erdman	2,274	4,219	1,137

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Performance Shares:    Under the 2018 LTI Program, a three-year performance share award was granted. The performance metrics for earning the performance shares awarded under the 2018 LTI Program were determined by setting performance goals of ROIC and OR (defined the same as in the 2018 AIP) for each year of the three-year performance period. The average of the results for each year as measured against these performance goals at the end of the three-year performance period will then determine a preliminary payout percentage. Because a key part of the Company’s strategy is to have superior revenue growth in the industry, the preliminary payout percentage will be further adjusted based on the Company’s relative revenue growth compared to the other six Class I railroads as set forth in the following table:

Rank	Adjustment to Payout Percentage
1st	125%
2nd	115%
2nd to last place (6th)	90%
Last place (7th)	80%
Any other ranking (3rd, 4th or 5th)	No adjustment

The preliminary payout percentage, together with any adjustment for the Company’s relative revenue growth during the performance period, will then be multiplied by the total number of shares awarded at target to determine the number of performance shares earned. The Compensation Committee decided this was an appropriate manner to determine the shares earned, and believed this best aligned executives’ long-term incentive compensation with our multi-year business plan as well as with the interests of our stockholders.

Management may earn between 0% and 200% of the target performance share award by meeting or exceeding the performance criteria set for the three-year period. The performance criteria for the three-year plan were set at the March 2018 meeting of the Compensation Committee. The performance shares earned, if any, will vest at the end of the three-year period, on the later of (i) February 26, 2021 or (ii) the date the Compensation Committee certifies the financial results for the three-year Performance Period.

The Compensation Committee determined to use the Company’s ROIC and OR as the performance metrics for the performance shares under the 2018 LTI Program, weighted 75% and 25%, respectively. The Compensation Committee believes that ROIC allows it to not only assess the Named Executive Officers’ performance with respect to our earnings, but also allows the Compensation Committee to measure the efficiency of management in stewarding our capital base and determine the success of management in making long-term capital investment decisions to improve our financial and operating performance. ROIC provides the Compensation Committee a measurement that can hold management accountable for earning a return in excess of our cost of capital.

For this purpose, ROIC is defined as the quotient of the Company’s net operating profit after taxes (“NOPAT”) for the applicable performance period divided by the Company’s invested capital where

(i) NOPAT is the sum of the Company’s net income, interest expense and interest on the present value of the Company’s operating leases (all preceding items tax effected), with further adjustments to eliminate the after-tax effects of (a) adjustments included in Adjusted Diluted Earnings Per Share as reported by the Company, (b) fluctuations in the value of the Mexican peso against the U.S. dollar from the average exchange rates assumed in the Company’s 2018 long range plan, (c) impacts to fuel surcharge revenue, fuel expense and Mexican fuel excise tax credit for changes in fuel-related indices from the indices assumed in the Company’s 2018 long-range plan, (d) changes in statutory income tax rates and laws enacted after January 1, 2018 on the Company’s income tax expense, (e) business combinations or acquisitions, (f) changes in accounting principles and (g) as approved by the Compensation Committee, other transactions or events that were not contemplated at the time performance targets were established by the Compensation Committee; and

(ii) invested capital is the sum of the Company’s average equity balance, average debt balance (reduced by the average cash balance) and the present value of the Company’s operating leases, with

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further adjustments to eliminate the average invested capital impacts of (a) changes in accounting principles, (b) business combinations or acquisitions and (c) as approved by the Compensation Committee, other transactions or events that were not contemplated at the time performance targets were established by the Compensation Committee.

The Compensation Committee determined to use OR as the other performance metric believing it to be a good indicator of the Company’s financial performance and profitability. The Compensation Committee recognized that OR is a measure easily monitored by our management employees and is widely monitored by investors, and ensures a balance between growth in revenue and continuation of acceptable profit margins.

Following are the performance metrics for and the percentage payouts at each performance level for the 2018 LTI Program*:

Performance Level*	Return on Invested Capital (75% weight)		Consolidated Operating Ratio (25% weight)	Percentage Payout of Total Incentive Target
2018
Threshold	8.06%		65.7%	0%
Target	9.34%-9.59%		64.2%-63.7%	100%
Maximum	9.87%		63.0%	200%
2019
Threshold	-120 bp change	(1)	+200 bp change(1)	0%
Target	+10 bp to +20 bp change	(1)	-20 bp to -50 bp change(1)	100%
Maximum	+50 bp change	(1)	-100 bp change(1)	200%
2020
Threshold	-120 bp change	(1)	+200 bp change(1)	0%
Target	+10 bp to +20 bp change	(1)	-20 bp to -50 bp change(1)	100%
Maximum	+50 bp change	(1)	-100 bp change(1)	200%

(1)	Based on the immediately preceding year’s actual results.
*

These performance levels should not be viewed as predictions or estimates of future performance and the actual achievement of these levels is subject to numerous known and unknown risks and uncertainties including, without limitation, those described under “forward looking statements”, “risk factors” or similar headings in our quarterly and annual reports filed with the SEC. The Compensation Committee establishes these levels solely to help it align pay with performance. The levels are not intended to provide investors or any other party with guidance about our future financial performance or operating results.

For the year ended December 31, 2018, our ROIC was 9.16% and our OR was 64.22%. These results will be combined with the results of 2019 and 2020 to determine the average results of the three-year performance period that will be used to determine the number of performance shares earned under the 2018 LTI Program.

Restricted Stock:    In addition to the performance share component of the 2018 LTI Program, the Compensation Committee determined it appropriate that 25% of the award be in the form of time-based, cliff-vesting, restricted stock of the Company for purposes of acting as a management retention tool during the three-year term of the program. The restricted stock awarded under the 2018 LTI Program does not vest until February 26, 2021.

Options:    The other 25% of the award is in the form of time-based, non-qualified stock options under the 2018 LTI Program, which provides a high degree of alignment between management and stockholders. The options become vested and exercisable in equal installments on March 6, 2019, March 6, 2020 and March 6, 2021, respectively. The stock options must be exercised in all events no later than ten years from the date of grant. The exercise price of the stock options is equal to the fair market value of the Company’s common stock on the date of grant.

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The restricted stock, stock options and performance shares granted to the Named Executive Officers were awarded under the 2017 Plan. The purpose of the 2017 Plan is to allow officers, directors, employees and consultants of KCS and its affiliates to acquire or increase equity ownership in the Company. The 2017 Plan was approved by the stockholders of the Company on May 4, 2017. Equity awards made prior to May 4, 2017, were awarded under the Company’s 2008 Stock Option and Performance Plan (the “2008 Plan”).

Compensation Committee Report

The Compensation Committee has received and discussed with management the disclosures contained in the “Compensation Discussion and Analysis” in this Proxy Statement. Based on that review and analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

The Compensation Committee

Robert J. Druten, Chairman

Lydia Beebe

David Garza-Santos

Henry J. Maier

This Compensation Committee Report is not deemed “soliciting material”

and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

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Executive Compensation

Summary Compensation Table

The following table and narrative disclose compensation earned in 2018 by the Named Executive Officers. The table shows amounts earned by such persons for all services rendered in all capacities to KCS and its subsidiaries during the past year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Patrick J. Ottensmeyer,	2018	$895,199	$0	$2,857,085	$850,495	$837,011	$83,537	$5,523,327
President and Chief Executive Officer	2017	$869,125	$0	$2,396,600	$728,003	$1,845,153	$39,876	$5,878,757
	2016	$727,515	$0	$4,202,326	$301,498	$1,237,968	$23,231	$6,492,538

Michael W. Upchurch,	2018	$483,484	$0	$674,253	$190,000	$287,673	$65,938	$1,701,348
Executive Vice President and Chief Financial Officer	2017	$469,402	$0	$572,692	$160,262	$634,162	$41,130	$1,877,648
	2016	$454,615	$0	$803,783	$160,240	$545,539	$50,380	$2,014,557

Jeffrey M. Songer,	2018	$489,727	$0	$668,547	$187,490	$291,387	$41,795	$1,678,946
Executive Vice President	2017	$475,463	$0	$560,441	$160,262	$642,350	$39,490	$1,878,006
And Chief Operating Officer	2016	$419,630	$0	$1,122,169	$88,496	$482,689	$18,832	$2,131,816

Brian D. Hancock,	2018	$441,956	$0	$631,944	$181,245	$262,964	$63,903	$1,582,012
Executive Vice President	2017	$414,783	$0	$558,703	$160,262	$560,371	$59,537	$1,753,656
and Chief Innovation Officer	2016	$403,770	$0	$757,135	$160,240	$484,524	$23,432	$1,829,101

Warren K Erdman,	2018	$440,142	$0	$442,580	$120,326	$224,472	$44,488	$1,272,008
Executive Vice President Administration and Corporate Affairs(4)	2017	$427,322	$0	$436,362	$120,245	$494,838	$44,083	$1,522,850

(1)

This column presents the aggregate grant date fair value of stock awards made in 2018, 2017 or 2016, as applicable, computed in accordance with FASB ASC Topic 718. For additional information, refer to Note 15 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC. The amount for 2018 reflects (a) the grant date fair value for time vested stock awards under our Executive Plan and the 2018 LTI Program, and (b) the probable outcome at grant date for the performance share grant made pursuant to the 2018 LTI Program. See Compensation Discussion and Analysis above for more detail on these awards, the Executive Plan, the 2018 LTI Program, and the Grants of Plan-Based Awards table for the value of each grant. The value of the 2018 performance shares awards, assuming the highest level of performance achieved, would be, respectively, as follows: Mr. Ottensmeyer — $3,402,011; Mr. Upchurch — $760,071; Mr. Songer — $749,911; Mr. Hancock — $724,936 and Mr. Erdman — $481,315.

(2)

This column presents the aggregate grant date fair value of option awards made in 2018, 2017 or 2016, as applicable, computed in accordance with FASB ASC topic 718. For additional information, refer to Note 15 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC.

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(3)	All Other Compensation” for the Named Executive Officers consists of:

Name		KCS 401(K) Plan Matching Contributions ($)(a)	Group Term Life Insurance Premiums ($)	AD&D Premiums ($)	LTD Premiums ($)	Matching Charitable Gifts ($)(b)	Financial Planning Reimbursement ($)	Other ($)(c)	Total ($)
Ottensmeyer	2018	$13,750	$720	$150	$1,200	$29,500	$700	$37,517	$83,537
	2017	$13,500	$720	$150	$312	$2,500	$0	$22,694	$39,876
	2016	$13,250	$720	$150	$312	$4,600	$4,199	$0	$23,231
Upchurch	2018	$13,750	$720	$150	$1,200	$30,000	$20,118	$0	$65,938
	2017	$13,500	$720	$150	$312	$25,500	$0	$948	$41,130
	2016	$13,250	$720	$150	$312	$30,000	$5,000	$948	$50,380
Songer	2018	$13,750	$720	$150	$1,200	$10,000	$15,000	$975	$41,795
	2017	$13,500	$720	$150	$312	$10,000	$11,343	$3,465	$39,490
	2016	$13,250	$720	$150	$312	$2,000	$1,950	$450	$18,832
Hancock	2018	$13,750	$720	$150	$1,200	$29,000	$15,000	$4,083	$63,903
	2017	$13,500	$720	$150	$312	$30,000	$11,665	$3,190	$59,537
	2016	$13,250	$720	$150	$312	$9,000	$0	$0	$23,432
Erdman	2018	$13,750	$720	$150	$1,200	$28,668	$0	$0	$44,488
	2017	$13,500	$720	$150	$312	$29,401	$0	$0	$44,083

(a)	Subject to Internal Revenue Service rules, we match 100% of each employee’s elective 401(k) contributions which do not exceed 5% of his or her compensation. For 2018, the maximum match was $13,750.
(b)

We provide a two-for-one Company match of eligible charitable contributions made by our Named Executive Officers. The maximum amount of contributions we will match in any calendar year for any Named Executive Officer is $15,000. Of this $15,000, only half may be contributed to one organization.

(c)

Amounts in this column for 2018 include: Mr. Ottensmeyer — $30,902 for personal use of the Company’s aircraft (calculated as the incremental cost to the Company of such use), $4,055 for an annual physical exam and $2,560 for GKCCF administration fees; Mr. Songer — $720 for a cell phone allowance and $254.67 for GKCCF administration fees; Mr. Hancock — $2,374 for an annual physical exam, $720 for a cell phone allowance, $208 for GKCCF administration fees, and $781 for airfare paid by the Company for his spouse to accompany him on business. Certain other perquisites are provided to our Named Executive Officers, but do not result in an aggregate incremental cost to the Company, and thus, no value for any of these perquisites is included in the Summary Compensation Table. Specifically, (1) all employees of the Company, including the Named Executive Officers, are given the opportunity to use our stadium and arena suites to the extent the suites are not being used for business purposes; (2) our Named Executive Officers may use the services of their administrative assistants for limited personal matters; and (3) spouses of certain of our Named Executive Officers accompanied them on private aircraft chartered to transport the Named Executive Officers for business purposes.

(4)	Mr. Erdman was not a Named Executive Officer in 2016.

Narrative to Summary Compensation

Employment Agreements.    Each of the Named Executive Officers is a party to an employment agreement. Pursuant to their respective employment agreements, Messrs. Ottensmeyer, Upchurch, Songer, Hancock and Erdman receive as compensation for their services an annual base salary at the rate approved by the Compensation Committee. The salaries for these executive officers shall not be reduced except as agreed to by the parties or as part of a general salary reduction applicable to all officers. Messrs. Ottensmeyer, Upchurch, Songer, Hancock and Erdman are eligible to participate in benefit plans or programs generally available to management employees. Each of the employment agreements of Messrs. Ottensmeyer, Upchurch, Songer, Hancock, and Erdman provide that the value of the respective Named Executive Officer’s annual compensation is fixed at a percentage of base salary for purposes of determining contributions, coverage and benefits under any disability insurance policy and under any cash

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compensation-based plan provided to the Named Executive Officer as follows: 145% for Messrs. Upchurch, Songer, Hancock, and Erdman; 175% for Ottensmeyer.

For information regarding potential payments to the Named Executive Officers upon termination of employment or change in control, see “Potential Payments Upon Termination of Employment or Change in Control” below.

Indemnification Agreements.    We have entered into indemnification agreements with our KCS officers and directors. Each of our Named Executive Officers is an officer of KCS. These agreements are intended to supplement our officer and director liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by our Bylaws will continue to be available regardless of, among other things, an amendment to the Bylaws or a change in management or control of KCS. The indemnification agreements provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law and for the prompt advancement of expenses, including attorneys’ fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer was or is a party, is threatened to be made a party or is otherwise involved, or to which the director or officer was or is a party, is threatened to be made a party or is otherwise involved by reason of service in certain capacities. Under the indemnification agreements, if required by the Delaware General Corporation Law, an advancement of expenses incurred will be made upon delivery to us of an undertaking to repay all advanced amounts if it is ultimately determined by final adjudication that the officer or director is not entitled to be indemnified for such expenses. The indemnification agreements allow directors and officers to seek court relief if indemnification or expense advances are not received within specified periods, and obligate us to reimburse them for their expenses in pursuing such relief in good faith.

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Grants of Plan-Based Awards

The following table provides information for each of the Named Executive Officers regarding 2018 grants of annual incentive awards, equity incentive plan awards, restricted shares, and stock options.

		Date Action Taken by Compensation Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Patrick J. Ottensmeyer	N/A	N/A	$0	$984,719	$1,969,437
	02/14/2018	01/23/2018							2,873	(4)			$305,630
	03/06/2018	03/06/2018				0	16,073	32,146					$1,701,006
	03/06/2018	03/06/2018							8,036	(3)			$850,450
	03/06/2018	03/06/2018									29,821	$105.83	$850,495
Michael W. Upchurch	N/A	N/A	$0	$338,439	$676,877
	02/14/2018	01/23/2018							980	(4)			$104,252
	03/06/2018	03/06/2018				0	3,591	7,182					$380,036
	03/06/2018	03/06/2018							1,795	(3)			$189,965
	03/06/2018	03/06/2018									6,662	$105.83	$190,000
Jeffrey M. Songer	N/A	N/A	$0	$342,809	$685,617
	02/14/2018	01/23/2018							997	(4)			$106,061
	03/06/2018	03/06/2018				0	3,543	7,086					$374,956
	03/06/2018	03/06/2018							1,772	(3)			$187,531
	03/06/2018	03/06/2018									6,574	$105.83	$187,490
Brian D. Hancock	N/A	N/A	$0	$309,369	$618,739
	02/14/2018	01/23/2018							829	(4)			$88,189
	03/06/2018	03/06/2018				0	3,425	6,850					$362,468
	03/06/2018	03/06/2018							1,713	(3)			$181,287
	03/06/2018	03/06/2018									6,355	$105.83	$181,245
Warren K. Erdman	N/A	N/A	$0	$264,085	$528,170
	02/14/2018	01/23/2018							767	(4)			$81,593
	03/06/2018	03/06/2018				0	2,274	4,548					$240,657
	03/06/2018	03/06/2018							1,137	(3)			$120,329
	03/06/2018	03/06/2018									4,219	$105.83	$120,326

(1)

The amounts reflected in these columns represent the threshold, target and maximum amounts that could have been earned under our 2018 AIP. Actual amounts paid for 2018 performance are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)

The amounts reflected in these columns represent the threshold, target and maximum amounts that could have been earned for the performance share awards made under our 2018 LTI Program. See Compensation Discussion and Analysis for additional details of the 2018 LTI Program, including the performance goals. The amounts in the grant date fair value column represent the probable outcome at grant date of the performance goals for the 2018 LTI Program.

(3)

This amount reflects restricted stock awards granted under the 2017 Plan pursuant to our 2018 LTI Program. The shares vest in full three years after the grant date. For participants that are retirement eligible, 1/3 of the shares become non-forfeitable in three annual installments beginning one year from the grant date; however, such shares remain subject to sale and transfer restrictions in accordance with the original vesting schedule. Mr. Ottensmeyer, Mr. Upchurch, and Mr. Erdman are retirement eligible. Holders of restricted stock are entitled to vote such shares and dividends declared on the Common Stock are accrued and paid to the participant upon the vesting of the restricted shares.

(4)

This amount reflects restricted stock awards granted under the 2017 Plan pursuant to our Executive Plan. The shares vest in full one year after the grant date. For participants that are retirement eligible, the shares become non-forfeitable immediately; however, such shares remain subject to sale and transfer restrictions in accordance with the original vesting schedule. Mr. Ottensmeyer, Mr. Upchurch, and Mr. Erdman are retirement eligible. Holders of restricted stock are entitled to vote such shares and dividends declared on the Common Stock are accrued and paid to the participant upon the vesting of the restricted shares.

(5)

The amounts in this column reflect non-qualified stock options granted under the 2017 Plan pursuant to our 2018 LTI Program. The options vest in equal 1/3 amounts on the first, second and third anniversary of the grant date.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of the Named Executive Officers regarding outstanding stock options, unvested stock awards and unearned stock awards held by them as of December 31, 2018.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares of Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Ottensmeyer	6,850	—	$35.41	02/29/2020
	6,950	—	$52.62	02/22/2021
	4,690	—	$66.99	02/21/2022
	3,666	—	$97.77	02/20/2023
	3,876	—	$94.23	02/19/2024
	5,652	—	$119.35	02/17/2025
	8,747	4,373	$82.71	02/18/2026
	9,921	19,842	$86.89	02/16/2027
	—	29,821	$105.83	03/05/2028
					33,418	(6)	$3,189,748
								49,587	(4)	$4,733,079
								20,000	(5)	$1,909,000
Upchurch	3,666	—	$97.77	02/20/2023
	3,876	—	$94.23	02/19/2024
	3,726	—	$119.35	02/17/2025
	4,649	2,324	$82.71	02/18/2026
	2,184	4,368	$86.89	02/16/2027
	—	6,662	$105.83	03/05/2028
					11,419	(6)	$1,089,944
								10,969	(4)	$1,046,991
Songer	393	—	$97.77	02/20/2023
	411	—	$94.23	02/19/2024
	1,649	—	$119.35	02/17/2025
	2,568	1,283	$82.71	02/18/2026
	2,184	4,368	$86.89	02/16/2027
	—	6,574	$105.83	03/05/2028
					22,963	(6)	$2,191,818
								10,921	(4)	$1,042,409
Hancock	2,324	2,324	$82.71	02/18/2026
	2,184	4,368	$86.89	02/16/2027
	—	6,355	$105.83	03/05/2028
					24,073	(6)	$2,297,768
								10,803	(4)	$1,031,146
Erdman	11,400	—	$35.41	02/29/2020
	4,980	—	$52.62	02/22/2021
	3,362	—	$66.99	02/21/2022
	2,620	—	$97.77	02/20/2023
	2,777	—	$94.23	02/19/2024
	2,668	—	$119.35	02/17/2025
	3,489	1,744	$82.71	02/18/2026
	1,639	3,277	$86.89	02/16/2027
	—	4,219	$105.83	03/05/2028
					8,359	(6)	$797,867
								7,810	(4)	$745,465

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(1)

The vesting dates of the options listed in these columns are shown in the following table, and are subject to acceleration on a change of control or upon the retirement, death or disability of a Named Executive Officer.

Exercisable Date	Ottensmeyer	Upchurch	Songer	Hancock	Erdman
11/19/2010	2,283	—	—	—	3,800
12/08/2010	2,284	—	—	—	3,800
01/07/2011	2,283	—	—	—	3,800
02/23/2012	2,317	—	—	—	1,660
02/22/2013	1,564	—	—	—	1,121
02/23/2013	2,317	—	—	—	1,660
02/21/2014	1,222	1,222	131	—	874
02/22/2014	1,563	—	—	—	1,121
02/23/2014	2,316	—	—	—	1,660
02/20/2015	1,292	1,292	137	—	926
02/21/2015	1,222	1,222	131	—	873
02/22/2015	1,563	—	—	—	1,120
02/18/2016	1,884	1,242	550	—	890
02/20/2016	1,292	1,292	137	—	926
02/21/2016	1,222	1,222	131	—	873
02/18/2017	1,884	1,242	550	—	889
02/19/2017	4,374	2,325	1,284	—	1,745
02/20/2017	1,292	1,292	137	—	925
02/17/2018	9,921	2,184	2,184	2,184	1,639
02/18/2018	1,884	1,242	549	—	889
02/19/2018	4,373	2,324	1,284	2,324	1,744
02/17/2019	9,921	2,184	2,184	2,184	1,639
02/19/2019	4,373	2,324	1,283	2,324	1,744
03/06/2019	9,941	2,221	2,192	2,119	1,407
02/17/2020	9,921	2,184	2,184	2,184	1,638
03/06/2020	9,940	2,221	2,191	2,118	1,406
03/06/2021	9,940	2,220	2,191	2,118	1,406

(2)	The vesting dates of the restricted and performance shares listed in this column are shown in the following table.

Vest Date	Ottensmeyer	Upchurch	Songer	Hancock	Erdman
02/08/2019	—	—	997	829	—
02/22/2019	15,797	8,395	5,350	9,687	6,300
02/22/2019(a)	2,793	615	—	—	461
02/22/2019(b)	2,679	599	—	—	379
03/29/2019(c)	2,000	—	—	—	—
08/30/2019	—	—	5,000	—	—
02/28/2020	2,792	614	1,844	1,844	461
02/28/2020(b)	2,679	598	—	—	379
03/13/2020	2,000	—	—	—	—
08/14/2020	—	—	—	10,000	—
02/26/2021	2,678	598	1,772	1,713	379
04/09/2021	—	—	8,000	—	—

(a)	These shares remain subject to sale and transfer restrictions until February 28, 2020.
(b)	These shares remain subject to sale and transfer restrictions until February 26, 2021.
(c)	These shares remain subject to sale and transfer restrictions until March 13, 2020.

(3)

The amounts in these columns were calculated by multiplying the closing price of our Common Stock on the NYSE on December 31, 2018, the last trading day in 2018, which was $95.45 per share, by the number of shares of stock that have not vested.

(4)	This amount reflects the maximum performance shares for the performance shares granted pursuant to the 2017 LTI Program and target performance for the performance shares granted pursuant to the 2018

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LTI Program, in each case which may be earned upon certification by the Compensation Committee of achievement of pre-determined performance goals for the performance period ending December 31, 2019 and December 31, 2020, respectively. See Compensation Discussion and Analysis for more information on the 2018 LTI Program. For information on the 2017 LTI Program, see the Compensation Discussion and Analysis in the Company’s 2018 Proxy Statement filed with the Securities and Exchange Commission on April 6, 2018. Actual amounts earned may be more or less than reflected depending on whether such performance shares are earned at the threshold, target or maximum level. If earned, these shares will vest on the later of (a) February 28, 2020 for the 2017 LTI Program and February 26, 2021 for the 2018 LTI Program or (b) the date the Compensation Committee certifies the achievement of the related performance targets. Performance shares that are not earned within the applicable performance period are forfeited.
(5)

This amount represents a one-time retention award of restricted shares that was granted to Mr. Ottensmeyer on July 1, 2016. The vesting of these shares is contingent on the satisfaction of certain performance conditions as explained in the Compensation Discussion and Analysis in the Company’s 2017 Proxy Statement filed with the Securities and Exchange Commission on April 4, 2017 under the section entitled “Performance Grant to Mr. Ottensmeyer.”

(6)

This amount includes performance shares earned pursuant to the 2016 LTI Program, which were earned at the maximum payout level of 200%. These performance shares will vest on February 22, 2019 provided the employee remains employed by the Company through such date. For information on the 2016 LTI Program, see the Compensation Discussion and Analysis in the Company’s 2017 Proxy Statement filed with the Securities and Exchange Commission on April 4, 2017. The number of performance shares earned for each Named Executive Officer is, respectively, as follows: Mr. Ottensmeyer — 14,582; Mr. Upchurch — 7,750; Mr. Songer — 4,280; Mr. Hancock — 7,750 and Mr. Erdman — 5,816.

Option Exercises and Stock Vested

The following table provides information for each of the Named Executive Officers regarding stock option exercises and vesting of stock awards during 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Patrick J. Ottensmeyer	—	—	19,704(3)	$2,153,364
Michael W. Upchurch	5,442	$304,186	9,232(4)	$990,405
Jeffrey M. Songer	—	—	3,679	$390,577
Brian D. Hancock	2,325	$70,424	4,778	$508,133
Warren K. Erdman	—	—	2,102(5)	$223,058

(1)

The value realized on shares that were sold immediately upon exercise is the difference between the actual sales price and the exercise price of the option. Otherwise, the value realized is the difference between the fair market value of our Common Stock (the closing price on the NYSE) on the trading day prior to the date of exercise and the exercise price of the option.

(2)	The value realized is the fair market value of our Common Stock (the closing price on the NYSE) on the trading day prior to the vesting date.
(3)

8,881 of these shares are no longer subject to forfeiture due to the fact that Mr. Ottensmeyer meets the retirement criteria under the 2008 Plan; however, they remain subject to sale and transfer restrictions.

(4)

2,887 of these shares are no longer subject to forfeiture due to the fact that Mr. Upchurch meets the retirement criteria under the 2008 Plan; however, they remain subject to sale and transfer restrictions.

(5)

1,714 of these shares are no longer subject to forfeiture due to the fact that Mr. Erdman meets the retirement criteria under the 2008 Plan; however, they remain subject to sale and transfer restrictions.

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Potential Payments Upon Termination of Employment or Change in Control

As described above in the section titled “Narrative to Summary Compensation Table,” each of our Named Executive Officers is a party to an employment agreement. Each agreement provides certain benefits in the event of the termination of the Named Executive Officer’s employment without cause or after a change in control. The agreements do not provide for any benefits in the event of the termination of employment resulting from death, disability or retirement. We believe that providing certain severance protections in the event of a change in control play an important role in attracting and retaining key executive officers. The Compensation Committee believes the severance benefits are an appropriate and necessary component of each Named Executive Officer’s compensation package.

The severance benefits described below are required to be provided pursuant to the terms of employment agreements with our Named Executive Officers. These agreements may only be amended with the consent of the Named Executive Officer.

Severance Benefits Other than After a Change in Control

Each of the Named Executive Officer’s employment agreement provides that in the event of termination of employment without cause for any reason other than a change in control, death, disability or retirement, such Named Executive Officer will receive one year of salary, payable in equal installments over a twelve-month period at the rate in effect immediately prior to the termination of his employment. Additionally, each is entitled to a continuation of health and life insurance costs for twelve months (fifteen months for Mr. Erdman). After termination of employment without cause for any reason other than a change in control, death, disability or retirement, the Named Executive Officer would not be entitled to accrue or receive benefits under any other employee benefit plan under the current provisions of such plans.

As part of his employment agreement, each of the Named Executive Officers has agreed not to use or disclose any trade secrets of the Company or any of its affiliates, as applicable, after any termination of his employment. Severance payments are conditioned upon the Named Executive Officer’s waiver of any claims against the Company upon termination. In addition, each Named Executive Officer has agreed not to compete with the business of the Company in the geographic area in which the Company operates for a period of one year following the date of termination (other than in the event of a change in control, with respect to Messrs. Ottensmeyer, Songer, Hancock, and Erdman). They have also agreed for a period of one year following the date of termination (other than in the event of a change in control with respect to Messrs. Ottensmeyer, Hancock, and Erdman) not to (i) divert business from the Company, (ii) accept any business of any customer or prospective customer of the Company with whom the Named Executive Officer had any contact or association or who was under the Named Executive Officer’s supervision, or the identity of whom was learned by the Named Executive Officer as a result of his employment with the Company, whether or not solicited by the Named Executive Officer or (iii) induce, solicit or cause any employee of the Company to leave the employ of the Company.

None of the Named Executive Officers are eligible to receive payments or benefits upon a voluntary termination of employment or a termination of employment for cause.

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Severance Benefits Following a Change in Control

Summary of Benefits.    In the event of a termination of employment by the Company without “cause” in the case of our Named Executives Officers, or a resignation by a Named Executive Officer for “good reason” (as defined below), within a two-year period after a change in control, the executives receive the following benefits pursuant to the terms of their respective employment agreements:

Cash Severance (paid in a lump sum, less any amounts paid over 12 months as described above for a termination without cause)	• Ottensmeyer: Salary x 2 x 1.75
• Upchurch: Salary x 2 x 1.60
• Songer: Salary x 2 x 1.60
• Hancock: Salary x 2 x 1.60 • Erdman: Salary x 2 x 1.60
Unvested Equity Awards	• Become immediately vested.
Health and Welfare Benefits

•  Medical, prescription and dental continue for all Named Executive Officers for one year (three years for Mr. Erdman) at the rate that would be charged to an active employee with similar coverage. Mr. Erdman may continue medical and prescription coverage following the attainment of age 60, at the cost of the executive, which cost may be no more than the cost of such benefits to active or retired peer executives at the Company immediately prior to the change in control.

Excise-Tax Protection and Tax Gross-Up

•  Under Mr. Erdman’s employment agreement, he is eligible to receive payment for excise taxes incurred as a result of any excess parachute payments, as well as a tax gross-up for income taxes payable as a result of the excise tax reimbursement.

Although the employment agreement of Mr. Erdman contains the excise tax protection and tax gross-up provisions described above, the Compensation Committee directed in 2006 that, going forward, no new employment agreements contain such provisions. The employment agreement of Mr. Erdman predated this decision. In addition, the health and welfare benefits contained in the Company’s U.S. executive employment agreements has been modified to limit this benefit to one year of medical and dental coverage paid for by the Company following a change in control.

Termination Provisions of Employment Agreements of Named Executive Officers

Definition of “cause” and “good reason.”    The employment agreements of Named Executive Officers generally define “cause” in the context of a termination of employment prior to a change in control to include:

•	breach of the executive’s employment agreement by the executive;

•	dishonesty involving the Company;

•	gross negligence or willful misconduct in the performance of his duties;

•	failure to substantially perform his duties and responsibilities, including willful failure to follow reasonable instructions of the Board, President or other officer to whom he reports;

•	breach of an express employment policy;

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•	fraud or criminal activity;

•	embezzlement or misappropriation; or

•	breach of fiduciary duty to the Company.

The employment agreements of the Named Executive Officers generally define “cause” in the context of a termination of employment after a change in control to mean commission of a felony or a willful breach of duty, but excluding:

•	bad judgment or negligence;

•	an act or omission believed by the executive in good faith to be in or not opposed to the interest of the Company, without intent to gain a profit to which he is not entitled;

•	an act or omission with respect to which a determination could be made by the Board that the executive met the standard of conduct entitling him to indemnification by the Company; or

•	an act or omission occurring more than twelve months before the date on which any member of the Board knew or should have known about it.

The employment agreements of the Named Executive Officers generally define “good reason” in the context of a resignation by the executive after a change in control to include:

•	assignment to the executive of duties inconsistent with his position, authority or duties that result in a diminution or other material adverse change in his position, authority or duties;

•	for Mr. Erdman, a failure by the Company to comply with the change in control provisions in the agreement;

•	a material change in the geographic location where he performs his services;

•	a material diminution in compensation; or

•	any other action or inaction by the Company that constitutes a material breach of the agreement.

Triggering Events.    Messrs. Ottensmeyer’s, Upchurch’s, Songer’s, and Hancock’s employment agreements generally provide that the following events (which we also refer to as “triggering events”) constitute a “change in control”:

•

a majority of the members of the Company’s Board is replaced during any twelve-month period with directors whose appointment or election was not endorsed by a majority of the members of the Company’s Board, in office immediately prior to the date of such appointment or election; or

•

any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group has acquired during a twelve- month period ending on the date of the most recent acquisition by such person or group ownership of stock of the Company possessing 30% or more of the total voting power of the outstanding stock of the Company; or

•	any person or group has acquired ownership of stock of the Company that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Company; or

•

any person or group has acquired during a twelve-month period ending on the date of the most recent acquisition by such person or group assets of the Company that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition.

Mr. Erdman’s employment agreement generally provides that the following events (which we also refer to as “triggering events”) constitute a “change in control”:

•	for any reason at any time less than 75% of the members of our Board shall be incumbent directors, as described in the agreement; or

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•

any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than as shall have become after September 18, 1997, according to a public announcement or filing, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of KCS or KCSR representing 30% (or, with respect to certain payments to be made to the Named Executive Officer under his or her employment agreement, 40%) or more (calculated in accordance with Rule 13d-3) of the combined voting power of our or KCSR’s then outstanding voting securities; or

•

the stockholders of KCS or KCSR shall have approved a merger, consolidation or dissolution of KCS or KCSR or a sale, lease, exchange or disposition of all or substantially all of our or KCSR’s assets, if persons who were the beneficial owners of the combined voting power of our or KCSR’s voting securities immediately before any such merger, consolidation, dissolution, sale, lease, exchange or disposition do not immediately thereafter beneficially own, directly or indirectly, in substantially the same proportions, more than 60% of the combined voting power of any corporation or other entity resulting from any such transaction.

Double-Trigger Severance Benefits

Severance benefits under the employment agreements for our Named Executive Officers do not become due only upon a change in control. Severance benefits are payable upon a termination of employment without cause or a resignation for good reason within a two-year period (three-years for Mr. Erdman) after a change in control. Requiring that a termination of employment without cause or a resignation for good reason after a change in control before certain compensation and benefits are available is called a “double trigger.” We believe a double trigger for severance benefits is in the best interest of our stockholders because it:

•	encourages executives to help transition through a change in control;

•

mitigates any potential disincentive for the executives when they are evaluating and/or implementing a potential change in control, particularly when the acquiring company may not require the services of our executives; and

•	protects executives from termination of employment without cause or an adverse change in position following a change in control.

Other Compensatory Plans that Provide Benefits on Retirement or Termination of Employment

Described below are the portions of our compensation plans in which the accounts of Named Executive Officers become vested as a result of (a) their retirement, death, disability or termination of employment, (b) a change in control of us, or (c) a change in the Named Executive Officer’s responsibilities following a change in control.

KCS 401(k) Plan.    Participants, including our Named Executive Officers, are fully vested in their accounts under the KCS 401(k) Plan, other than their matching contributions. Subject to certain exceptions, Company matching contributions vest as follows: 20% vesting after two years of service, 40% after three years of service, 60% after four years of service and 100% after five years of service. Vesting is accelerated in the case of retirement at age 65, death or disability or upon a change in control of us (as defined in the KCS 401(k) Plan). Distribution of benefits under the KCS 401(k) Plan will be made in connection with a participant’s death, disability, retirement or other termination of employment. Subject to certain restrictions, a participant may elect whether payment of his or her benefits will be in a lump sum or installments. Benefits are normally paid in cash. However, to the extent a participant’s accounts are invested in whole shares of our Common Stock, the participant may elect to receive distributions of benefits under the KCS 401(k) Plan in cash, whole shares of our Common Stock, or in a combination of cash and whole shares of our Common Stock.

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2017 Plan and the 2008 Plan.    Beginning on May 4, 2017, all equity awards have been made under the 2017 Plan, which was adopted to replace the 2008 Plan. Outstanding equity awards made under the 2008 Plan continue to be governed under the terms and conditions of the 2008 Plan. However, the 2008 Plan has been permanently frozen and all awards made on or after May 4, 2017 have been made under the 2017 Plan. As described below in greater detail, the 2017 Plan terms and conditions governing the treatment of equity awards in the event of death, disability, retirement or on account of a change of control are substantially the same as those in the 2008 Plan. The tables below reflect awards under both the 2017 Plan and the 2008 Plan and related award agreements.

Subject to the terms of the specific award agreements, under both the 2017 Plan and the 2008 Plan, the termination of affiliation of a grantee of an award by reason of death, Disability, Retirement or on account of a Change of Control (as such terms are defined in the 2017 Plan and the 2008 Plan, as applicable) may accelerate the ability to exercise an award.

Death or Change of Control. Upon the death, or upon the termination of affiliation on account of a Change of Control, of a grantee of an award under both the 2017 Plan and the 2008 Plan, unless otherwise specified in the award agreement:

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable will become nonforfeitable,

(ii) any options or stock appreciation right (“SAR”) not exercisable at that time will become nonforfeitable and exercisable and the grantee’s personal representative or other transferee upon death may exercise such options or SARs up to the earlier of the expiration of the option or SAR term, one year after the death of the grantee, or ten years from the grant date of the award,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended will become nonforfeitable, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will become nonforfeitable in the amount that would be earned for such performance period if the performance goals for such performance period were met at target, and

(iv) any shares subject to a deferred stock award will become nonforfeitable.

Disability or Retirement. Upon the termination of affiliation by reason of Disability or Retirement of a grantee of an award under both the 2017 Plan and the 2008 Plan, unless otherwise specified in the award agreement:

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable will become nonforfeitable in a number determined by multiplying the total number of restricted shares and restricted share units by a fraction, the numerator of which is the number of twelve-month periods of employment commencing on the grant date that have been completed by the grantee, and the denominator of which is the total number of twelve-month periods in the period of restriction,

(ii) any options or SARs not exercisable at that time will become nonforfeitable and exercisable and the grantee or the grantee’s legal representative (or the grantee’s transferee upon the death of the grantee) may exercise such options or SARs as follows: (a) if the termination of affiliation was by reason of Retirement, up to the expiration of the option or SAR term (except that for options or SARs granted prior to February 18, 2015 under the 2008 Plan, which can be exercised up to the earliest of the expiration of the option or SAR term, five years following the grantee’s termination of affiliation by reason of Retirement, or ten years from the grant date of the award) or (b) if termination of affiliation was by reason of Disability, up to the earliest of the option or SAR term, one year following the grantee’s termination of affiliation by reason of Disability, or 10 years from the grant date of the award.

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(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended will become nonforfeitable, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be forfeited, and

(iv) any shares subject to a deferred stock award will become nonforfeitable.

Other Termination of Affiliation. Upon the termination of affiliation of a grantee of an award under both the 2017 Plan and the 2008 Plan for any reason other than death, Disability, Retirement, or on account of a Change of Control, then, unless otherwise specified in the award agreement:

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable on the date of the grantee’s termination of affiliation, are forfeited on that date;

(ii) any options or SARs not exercisable at that time will be forfeited, and any options or SARs that are vested and exercisable or become exercisable at that time may be exercised by the grantee up to the earlier of the expiration of the option or SAR term, three months following the grantee’s termination of affiliation, or ten years from the grant date of the award; provided, however, that if termination of affiliation is for Cause (as defined in the 2008 Plan), then any unexercised options or SARs will be forfeited;

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended but which are not vested will be forfeited, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be forfeited; and

(iv) any nonvested shares subject to a deferred stock award will be forfeited.

Certain Award Agreements under the 2017 and the 2008 Plan.    Certain award agreements provide for alternate termination provisions than those provided for in the 2017 and the 2008 Plan, respectively.

•

Restricted Shares Award Agreements for newly hired or promoted executives provide that if there is a termination of affiliation by reason of retirement prior to vesting, then for every consecutive twelve-month period of employment completed during the period beginning on the grant date and ending on the date of termination of affiliation by reason of retirement, 1/5 of the number of restricted shares will vest and no longer be subject to restriction.

•

Restricted Shares and Performance Shares Award Agreements for the 2016 LTI Program, 2017 LTI Program, and 2018 LTI Program provide that the restricted shares will vest and no longer be subject to restrictions upon a termination of affiliation by reason of a disability prior to vesting. Additionally, for the performance shares, if there is a termination of affiliation due to a disability prior to vesting, then upon such termination of affiliation the executive will be deemed to have earned a number of shares determined as if the Performance Goals were at target. Also, for the performance shares, if there is a termination of affiliation prior to vesting due to retirement, a portion of the performance shares will be forfeited where the forfeited portion shall equal the number of performance shares times a fraction, the numerator of which is the total number of remaining whole months in the performance period and the denominator of which is thirty-six months. The portion of performance shares not forfeited pursuant to the foregoing shall be earned based on the applicable performance percentage achieved and shall be paid on the later of the vesting date or the date the results are certified.

•

Restricted Shares Award Agreements used for our Executive Plan provide that restricted shares will no longer be subject to restrictions upon a termination of affiliation due to retirement prior to vesting.

•	Restricted Shares and Stock Option Award Agreements generally provide that all awards become fully vested or exercisable upon a Change of Control. Beginning in March 2019, all future awards

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provide that such vesting will only occur upon a termination of employment within two years after a Change of Control.

Trusts Securing the Rights of the Officers, Directors, Employees and Former Employees

We have established a series of grantor trusts (commonly referred to as “rabbi” trusts) that are intended to secure the rights of our officers, directors, employees, former employees and others (each a “Beneficiary”) under various contracts, benefit plans, agreements, arrangements and commitments. The function of each trust is to receive contributions from us and, following a change in control of the Company (as defined by the trust), if we fail to honor certain obligations to a Beneficiary, the trust shall distribute to the Beneficiary amounts accumulated in such Beneficiary’s trust account, or in the general trust account, to discharge such obligations as they become due, to the extent of available trust assets. The trusts require that we be solvent as a condition to making distributions. Trusts have been established with respect to the employment continuation commitments under employment agreements, the Executive Plan, the Directors’ Deferred Fee Plan, indemnification agreements and the 2008 Plan, among others. New trusts were executed on February 24, 2011. The new trusts are revocable by the Board of Directors until a change in control of the Company. KCSR has established similar trusts tied to any failure by KCSR to honor its obligations to beneficiaries following a change in control of KCSR.

Tables Summarizing Payments Upon Employment Termination

The following tables summarize the estimated payments that would be made under each contract, agreement, plan or arrangement which provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment, including by resignation, retirement, disability, or dismissal or resignation for good reason following a change in control. None of our Named Executive Officers are eligible to receive payments upon a voluntary resignation or a termination for cause (as defined above), except that because Messrs. Ottensmeyer, Upchurch, and Erdman meet the definition of “retirement” under the 2008 Plan and 2017 Plan in that each is over 55 years old and has over ten years of service to KCS, they have restricted stock that is non-forfeitable and would be payable upon a voluntary resignation. In accordance with SEC regulations, we do not report any amount to be provided under any arrangement which does not discriminate in scope, terms or operation in favor of our Named Executive Officers and which is available generally to all salaried employees in the United States. The following tables do not repeat information provided in the Summary Compensation Table or the Outstanding Equity Awards at Year-End Table, except to the extent the amount payable would be enhanced by the termination event.

For purposes of the quantitative disclosure in the following tables, and in accordance with SEC regulations, we have assumed that the termination took place on December 31, 2018, the last trading day in 2018, and that the price per share of our Common Stock was $95.45, the closing market price on that date.

	Patrick J. Ottensmeyer
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$3,156,178	$901,765

Equity (Intrinsic Value)
Unvested Restricted Stock	$3,706,896	$3,706,896	$—	$3,706,896	$—
Unvested Performance Shares	$3,829,549	$3,829,549	$2,969,450	$3,829,549	$—
Unexercisable Options	$225,560	$225,560	$225,560	$225,560	$—

Total	$7,762,005	$7,762,005	$3,195,010	$7,762,005	$—

Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$5,195	$5,195

Total	$—	$—	$—	$5,195	$5,195

Total	$7,762,005	$7,762,005	$3,195,010	$10,923,378	$906,960

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	Michael W. Upchurch
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$1,558,496	$487,030

Equity (Intrinsic Value)
Unvested Restricted Stock	$350,206	$350,206	$—	$350,206	$—
Unvested Performance Shares	$1,064,745	$1,064,745	$1,088,703	$1,064,745	$—
Unexercisable Options	$66,998	$66,998	$66,998	$66,998	$—

Total	$1,481,949	$1,481,949	$1,155,701	$1,481,949	$—

Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$9,018	$9,018

Total	$—	$—	$—	$9,018	$9,018

Total	$1,481,949	$1,481,949	$1,155,701	$3,049,463	$496,048

	Jeffrey M. Songer
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$1,578,621	$493,319

Equity (Intrinsic Value)
Unvested Restricted Stock	$1,783,292	$1,783,292	$—	$1,783,292	$—
Unvested Performance Shares	$894,557	$894,557	$—	$894,557	$—
Unexercisable Options	$53,736	$53,736	$—	$53,736	$—

Total	$2,731,585	$2,731,585	$—	$2,731,585	$—

Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$13,922	$13,922

Total	$—	$—	$—	$13,922	$13,922

Total	$2,731,585	$2,731,585	$—	$4,324,128	$507,241

	Brian D. Hancock
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$1,440,000	$450,000

Equity (Intrinsic Value)
Unvested Restricted Stock	$1,558,030	$1,558,030	$—	$1,558,030	$—
Unvested Performance Shares	$1,048,900	$1,048,900	$—	$1,048,900	$—
Unexercisable Options	$66,998	$66,998	$—	$66,998	$—

Total	$2,673,928	$2,673,928	$—	$2,673,928	$—

Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$13,922	$13,922

Total	$—	$—	$—	$13,922	$13,922

Total	$2,673,928	$2,673,928	$—	$4,127,850	$463,922

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	Warren K. Erdman
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$1,239,221	$443,370

Equity (Intrinsic Value)
Unvested Restricted Stock	$242,729	$242,729	$—	$242,729	$—
Unvested Performance Shares	$758,828	$758,828	$803,594	$758,828	$—
Unexercisable Options	$50,270	$50,270	$50,270	$50,270	$—

Total	$1,051,827	$1,051,827	$853,864	$1,051,827	$—

Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$47,976	$26,584

Total	$—	$—	$—	$47,976	$26,584

Total	$1,051,827	$1,051,827	$853,864	$2,339,024	$469,954

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our CEO, Mr. Patrick J. Ottensmeyer, and the annual total compensation of our employees. This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described below. The Securities and Exchange Commission rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth below, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

For the year ended December 31, 2018:

•

The median of the annual total compensation of all employees of the Company (other than our CEO) was $48,187 (based on the exchange rate reported by Banco de Mexico on December 31, 2018 of 19.6829 Mexican pesos per U.S. dollar.) The employee is a mid-level manager based in Mexico, and is responsible for handling matters related to the Company’s union workforce.

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $5,523,327.

•	Based on this information, for 2018 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 115 to 1.

To facilitate analysis and benchmarking with other U.S. Class I railroads, we are also providing the following information about the relationship of the annual total compensation of our CEO and the annual total compensation of employees who are located in the U.S. (“U.S. Employees”). The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K, except for the inclusion of only U.S. Employees.

For the year ended December 31, 2018:

•

The median of the annual total compensation of U.S. Employees of the Company (other than our CEO) was $85,947. This employee is a mid-level manager based in Kansas City, Missouri in the Company’s operations support department.

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•	The annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $5,523,327.

•	Based on this information, for 2018 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of U.S. Employees was 64 to 1.

Because we believe there have been no changes to our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure, we used the same median employees identified for our pay ratio disclosure last year when calculating this year’s pay ratios. Following is the methodology and material assumptions we applied to identify the median of the annual total compensation of all employees and the median of the annual total compensation of U.S. Employees, as well as to determine the annual total compensation of the respective “median employee”:

•

We selected October 31, 2017 as the date upon which to identify the respective median employee. No significant changes to the respective employee populations have occurred subsequent to October 31, 2017.

•

As of October 31, 2017, our employee population consisted of approximately 7,100 full-time employees, with approximately 3,100 of these individuals located in the U.S. and approximately 4,000 located in Mexico. Approximately 75% of our employees located in the U.S. are covered by collective bargaining agreements and approximately 80% of our employees located in Mexico are covered by a labor agreement with the Mexican railroad union (Sindicato de Trabajadores Ferrocarrileros de la República Mexicana).

•

Workers not employed by the Company were excluded from the determination of the respective “median employee”, as such workers are employed by unaffiliated third parties, and their compensation is determined by those unaffiliated third parties.

•

To identify the respective “median employee” from the total employee population and from the U.S. Employee population, we compared, for the twelve months ended October 31, 2017, the aggregate amount of:

•	Salary or wages, as applicable;

•	Annual cash incentive payments;

•	Payments required by Mexican labor law or consistent with Mexican customary practice, including Christmas bonus, vacation premium, food stipends and statutory profit sharing;

•	The Company’s 401(k) or Mexican savings fund matching contributions.

The Company believes the resulting compensation measure is the most comparable measure between the U.S. and Mexico employee populations.

•

In making the above determination for the total employee population, amounts paid in Mexican pesos were converted to U.S. dollars at an exchange rate of 19.1474 Mexican pesos per U.S. dollar, the exchange rate reported by Banco de Mexico on October 31, 2017.

•

In making the above determinations for the total employee population and for the U.S. Employee population, we annualized the compensation of approximately 850 and 300 full-time employees, respectively, who did not work for us for the entire twelve-month period due to being hired or taking unpaid leaves of absence during the period.

•	We identified our respective median employees using this compensation measure, which was consistently applied to all employees included in the respective calculation.

•	We did not make any cost-of-living adjustment in identifying the respective median employees.

•

For each of the median employees, we combined all elements of the respective employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and consistent with the determination of the total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement.

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Director Compensation

This section describes the compensation paid to our directors. Only directors who are not members of management receive compensation for service as a director. Patrick J. Ottensmeyer, our President and CEO, serves on our Board, but is not paid any compensation for his service on the Board. His compensation as an executive is described in the Summary Compensation Table included in this Proxy Statement.

Director Fees

Director Compensation Practices

The Compensation Committee recommends each component of director compensation to the Board. Based upon advice from its compensation consultant, the Compensation Committee seeks to recommend compensation packages, including both cash and stock components, that are competitive with the Company’s peer groups. The Board does not delegate its authority for determining director compensation to any other person.

In recommending director compensation, the Compensation Committee may consider, and determine the weight it will give to, any combination of the following:

•	market competition for directors;

•	securities law and NYSE independence, expertise and qualification requirements;

•	director compensation provided by peer group companies selected by the Compensation Committee with the assistance of the Compensation Consultant;

•	directors’ duties and responsibilities; and

•	director retention.

In 2016, the Compensation Committee worked with its compensation consultant to review the Company’s director pay levels. Based on this review, the Compensation Committee changed its approach toward compensation of our directors, including replacing meeting fees with an annual retainer. The Compensation Committee believes its current compensation levels are, on average, aligned with its stated goal of compensating our directors at the 50th percentile of directors of companies in our peer group. The Compensation Committee will periodically review director compensation to maintain this alignment.

Director Compensation Program

Under our director compensation program each non-management director receives the following compensation for his or her service as a member of the Board:

Annual Cash Retainers for Board and Committee Membership

Type	Amount
Board of Directors	$75,000
Chair of the Board	$100,000
Committee Chair	$20,000
Committee Membership	$10,000

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Director Stock Awards

Under the director compensation program, each non-management director is awarded a grant of Common Stock under the 2017 Plan on the date of each annual meeting or on the date of their election to the Board, which vests immediately. The grant is for a number of shares equal to approximately $105,000 in value. Each director elected at the 2018 Annual Meeting of Stockholders was awarded 963 shares of Common Stock calculated using a 30-day average closing price of $109.02 per share.

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for directors that require each director to beneficially own shares of our Common Stock with a fair market value equal to at least five times the base annual cash retainer for serving as a Board member (currently 5 x $75,000 = $375,000). Deferred shares granted to directors will count toward this requirement. Directors must achieve this ownership level within five years from the date of their election to the Board. All of the directors who have been on the Board for at least five years currently meet this stock ownership requirement.

Director Expense Reimbursement

In addition to compensating the directors as discussed above, we also reimburse the directors for their expenses in attending Board and Committee meetings.

Directors’ Fee Deferral Plans

Directors are permitted to defer receipt of directors’ cash fees and retainers under an unfunded Directors’ Deferred Fee Plan (which we refer to as the “Deferred Fee Plan”) adopted by the Board. Earnings on deferred fees and earnings credited to the director’s account are determined by the hypothetical “investment” of deferred fees based on the director’s election among investment options designated by us from time to time for the Deferred Fee Plan. An underlying investment rate determined from time to time by the Board (currently the rate on United States Treasury securities with a maturity of 10 years plus one percentage point, adjusted annually on July 1) is used to credit with interest any part of a director’s account for which a mutual fund has not been designated as the hypothetical “investment.” A director’s account value will be paid after the director ceases to be a director of KCS. Amounts deferred, including related earnings, will be paid either in installments or a lump sum, as elected by the director. Distributions under the Deferred Fee Plan are allowed prior to cessation as a director in certain instances as approved by the Board. The Board may designate a plan administrator, but in the absence of such designation, the Corporate Secretary of KCS will administer the Deferred Fee Plan. Mr. McDonnell participated in the Deferred Fee Plan during 2018.

In 2011, the Board adopted the Director Deferred Stock Program (the “Deferred Stock Program”). Under the Deferred Stock Program, cash retainers paid each year may be deferred into shares of KCS common stock. Directors may defer a percentage or a specific dollar amount into KCS common stock. The number of shares granted under the Deferred Stock Program will be equal to (a) the aggregate value of annual cash retainers elected to be deferred, divided by (b) the fair market value per share on the grant date. The stock is 100% vested, but has no voting rights. Dividend equivalents (if any) will also be credited to the KCS deferred stock account. Dividend equivalents are credited to the director’s deferred stock account as of the date the Company pays any dividend (whether in cash or in kind) on its Common Stock in an amount equal to the ratio of (A) the aggregate value of the dividend that would have been payable on the deferred stock held by the Director immediately prior to such payment date had the shares represented by such deferred stock been outstanding as of such payment date to (B) the fair market value per share as of such date. Directors may elect the date that distribution of the deferred shares occurs. They may also choose to receive payment in either lump sum or installments (up to 5 years). Payment will be accelerated in the event of a change in control of KCS or the director’s death. Mr. Druten and Ms. Kennedy participated in the Deferred Stock Program during 2018.

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2018 Director Compensation

The following table shows the compensation paid to our directors in 2018.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(6)	Total ($)
Lydia I. Beebe	$95,000		$104,967	$0	$30,102	$230,069
Lu M. Córdova	$105,000		$104,967	$0	$21,969	$231,936
Robert J. Druten	$215,000	(3)	$104,967	$0	$30,067	$135,034
Terrence P. Dunn	$95,000		$104,967	$0	$25,067	$225,034
Antonio O. Garza, Jr.	$95,000		$104,967	$0	$57,102	$257,069
David Garza-Santos	$85,000		$104,967	$0	$102	$190,069
Janet H. Kennedy	$95,000	(4)	$0	$0	$102	$102
Mitchell J. Krebs	$95,000		$104,967	$0	$102	$200,069
Henry J. Maier	$95,000		$104,967	$0	$102	$200,069
Thomas A. McDonnell	$105,000	(5)	$104,967	$0	$30,067	$135,034
Rodney E. Slater	$85,000		$104,967	$0	$15,102	$205,069

(1)

This column presents the aggregate grant date fair value of stock awards made in 2018 computed in accordance with FASB ASC Topic 718. The shares were awarded under our 2017 Plan. Each director received a grant of 963 shares of Common Stock on May 18, 2018.

(2)	No options were granted to any director in or for 2018.
(3)

Mr. Druten deferred receipt of $215,000 pursuant to the Directors Deferred Stock Program. He accrued 1,972 deferred shares as a result of this deferral and receives dividend equivalents on such deferred shares.

(4)

Ms. Kennedy deferred receipt of $95,000 pursuant to the Directors Deferred Stock Program. She accrued 871 deferred shares as a result of this deferral. Although the stock under the Directors Deferred Stock Program is 100% vested, when Ms. Kennedy resigned from the Board on October 5, 2018, she voluntarily forfeited these shares, which is reflected in the compensation table above.

(5)	Mr. McDonnell deferred receipt of $105,000 pursuant to the Directors Deferred Fee Plan.
(6)	All Other Compensation for directors consists of:

Name	Group Term Life Premiums	AD&D Premiums	Charitable Matching Gifts(a)	Other(b)		Total
Lydia I. Beebe	$84	$18	$30,000	$		$30,102
Lu M. Córdova	$84	$18	$21,867	$		$21,969
Robert J. Druten	$55	$12	$30,000	$		$30,067
Terrence P. Dunn	$55	$12	$25,000	$		$25,067
Antonio O. Garza, Jr.	$84	$18	$21,000		$36,000	$57,102
David Garza-Santos	$84	$18	$0	$		$102
Janet H. Kennedy	$84	$18	$0	$		$102
Mitchell J. Krebs	$84	$18	$0	$		$102
Henry J. Maier	$84	$18	$0	$		$102
Thomas A. McDonnell	$55	$12	$30,000	$		$30,067
Rodney E. Slater	$84	$18	$15,000	$		$15,102
(a)

We provide a two-for-one Company match of eligible charitable contributions made by our directors. The maximum amount of contributions we will match in any calendar year for any director is $15,000. Of this $15,000 maximum, only half may be contributed to one organization.

(b)	“Other” for Mr. Garza consists of director fees paid by the Company’s wholly owned subsidiary, Kansas City Southern de Mexico, S.A. de C.V., for serving as Chairman of its board of directors.

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Certain Transactions

The Board of Directors is empowered to review, approve and ratify any transactions between the Company and “related persons,” as that term is defined by Item 404 of Regulation S-K. The charter of the Nominating Committee contains procedures for the review of related person transactions and the reporting of such transactions by the Nominating Committee to the full Board of Directors for approval or ratification. These transactions, which include any financial transaction, arrangement or relationship or any series of similar transactions, are reviewed for approval or ratification for any transaction between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single fiscal year. The Nominating Committee has directed the Corporate Secretary to review on behalf of the Nominating Committee responses to annual director and officer questionnaires to determine whether any related person has, or has had, a direct or indirect material interest in any transaction with the Company or its subsidiaries, other than the receipt of ordinary director or officer compensation in the last fiscal year. The charter of the Audit Committee contains procedures designed to ensure that any related person transactions that are ratified or approved by the Nominating Committee are properly reported by the Company in its financial statements and SEC filings.

The policy outlined in the Nominating Committee Charter provides that the Nominating Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Nominating Committee takes into account, among other factors it deems appropriate:

•	the significance of the transaction to the Company;

•	the best interests of the Company’s stockholders;

•	the materiality of the transaction to the related person;

•	whether the transaction is significantly likely to impair any judgments an executive officer or director would make on behalf of the Company;

•	the Company’s Code of Business Conduct and Ethics;

•	whether a related person serves on the Compensation Committee and if so, whether such continued service is appropriate in accordance with the Compensation Committee charter; and

•	whether the terms of the transaction are more favorable to the Company than would be available from an unrelated third party.

There were no related party transactions in 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and certain other officers and persons who own more than 10 percent of our Common Stock or Preferred Stock (collectively “Reporting Persons”), to file reports of their ownership of such stock and changes in such ownership with the SEC, the NYSE and KCS (the “Section 16 Reports”). Based solely on a review of the Section 16 Reports for 2018 and any amendments thereto furnished to us and written representations from certain of the Reporting Persons, we believe no Reporting Person was late in filing such Section 16 Reports for fiscal year 2018.

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 KANSAS CITY SOUTHERN

Report of Audit Committee

In accordance with the Audit Committee’s written charter duly adopted by the Board of Directors, we have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2018.

Management is responsible for the Company’s internal controls and the financial reporting process. PricewaterhouseCoopers, the Company’s independent registered public accounting firm, for the year ended December 31, 2018, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and to issue a report thereon. Our responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

We have discussed with PricewaterhouseCoopers the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees.

We discussed with PricewaterhouseCoopers the overall scope and plans for their audit. We met with PricewaterhouseCoopers, with and without management present, to discuss the results of their audit, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers’s communications with the audit committee concerning independence, and have discussed with PricewaterhouseCoopers their independence from management.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Company’s annual report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

The Audit Committee

Thomas A. McDonnell, Chairman

Lu M. Córdova

Mitchell J. Krebs

This Audit Committee Report is not deemed “soliciting material”

and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act

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Independent Registered

Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm.

PricewaterhouseCoopers served as our independent registered public accounting firm for the year ended December 31, 2018. PricewaterhouseCoopers audited our consolidated financial statements we filed with the SEC under the Exchange Act and audited the Company’s internal control over financial reporting.

Change in Independent Registered Public Accounting Firm

As discussed in Proposal 2, after completing a comprehensive competitive bid process to select an independent registered public accounting firm to provide audit and related services to the Company for the year ending December 31, 2018, the Audit Committee approved the decision to select PricewaterhouseCoopers. KPMG LLP (“KPMG”) continued to serve as our independent registered public accounting firm for the year ended December 31, 2017.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended December 31, 2017 and 2016 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2017 and 2016 did not contain any adverse opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through October 4, 2017, there were no (i) disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report, or (ii) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through October 4, 2017, neither the Company nor anyone on its behalf consulted PricewaterhouseCoopers regarding either (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company filed a Form 8-K with the SEC disclosing this change in its independent registered public accounting firm on October 10, 2017.

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Independent Registered Public Accounting Firm Fees

The following table presents the total fees for professional audit and other services rendered by PricewaterhouseCoopers and KPMG for the years ended December 31, 2018 and 2017 respectively (in thousands).

	Year Ended December 31,
	2018	2017
Audit fees(1)	$1,814.5	$2,255.7
Audit-related fees(2)	60.0	60.0
Tax fees(3)	24.6	50.0

Total	$1,899.1	$2,365.7

(1)

Audit fees principally include fees for the audit of our consolidated financial statements included in our annual report on Form 10-K and internal control over financial reporting (integrated audit); the review of financial statements included in our quarterly reports on Form 10-Q; the audit for statutory purposes of the consolidated financial statements of KCSM, our wholly-owned subsidiary; and services routinely provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for other attestation and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax fees consist of tax compliance services.

Pre-Approval Policy

The Audit Committee’s pre-approval policies and procedures, as described in its charter, provide that the Audit Committee will approve all services and fees for audit and non-audit services prior to engagement. The Chair of the Audit Committee is authorized to pre-approve any audit and non-audit services on behalf of the Audit Committee, provided that such decisions are provided to the full Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all services provided by PricewaterhouseCoopers and KPMG for 2018 and 2017, respectively.

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Stockholder Proposals for 2019 Annual Meeting

Our Bylaws set forth the advance notice requirements that stockholders must follow in order to either make a director nomination or bring any other business at any annual or special meeting of the stockholders, and explicitly provide that the procedure provided in the Bylaws is the exclusive means for a stockholder to make such nominations or proposals (other than proposals submitted for inclusion in the proxy statement governed by Rule 14a-8 of the Exchange Act). The Bylaws provide that to be properly brought before a meeting, a proposal must be brought (i) pursuant to our proxy materials with respect to such meeting, (ii) by or at the direction of the Board of Directors, or (iii) by a stockholder who (A) was a stockholder of record both at the time of giving notice for the meeting and at the time of the meeting and is entitled to vote at the meeting and (B) has timely complied in proper written form with the procedures set forth in the Bylaws. In addition, the Bylaws (A) expand the required disclosure regarding stockholders making proposals or nominations to include, among other things, disclosure of all ownership interests, class and number of shares owned, hedges, derivative and or short positions, hedging or other transactions, profit interests, options, any voting or dividend rights with respect to any shares of securities of the Company, any material interests of the stockholder (and beneficial owner, if any) in the nomination or proposal, and any other information that would be required in a solicitation of proxies for the nomination or proposal, and (B) require a stockholder nominating a person for election as a director to include in the advance notice certain biographical information about each such nominee, a fully completed Director’s Questionnaire on the form supplied by the Company, a written representation of such nominee as to any voting commitments or related transactions, and an agreement by such nominee to comply with the Company’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

If a holder of our Common Stock wishes to present a proposal for inclusion in our proxy statement for next year’s annual meeting of stockholders, the proposal must be made in accordance with the applicable laws and rules of the SEC and the interpretations thereof, as well as our Bylaws. Any such proposal should be sent to our Corporate Secretary’s Office, Kansas City Southern, 427 West 12th Street, Kansas City, Missouri 64105 and must be received no later than December 7, 2019.

Director Nominations

Any stockholder who meets the requirements set forth in our Bylaws may submit a director nomination for consideration by the Nominating Committee by complying with the requirements of this section, including: (i) the stockholder must be a record owner both at the time of giving notice for the meeting and at the meeting and entitled to vote at the meeting; (ii) the stockholder must deliver a timely written nomination notice to the office of our Corporate Secretary, providing the information required by this section; and (iii) the nominee must meet the minimum qualifications for directors established by the Board.

With respect to stockholder nominations of candidates for our Board of Directors, our Bylaws provide that not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year’s annual meeting any stockholder who intends to make a nomination at the current year’s annual meeting shall deliver a notice in writing (the “Stockholder’s Notice”) to our Corporate Secretary setting forth, as to each person whom the stockholder proposes to nominate (i) all information relating to such person required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to applicable rules of the SEC or the NYSE; (ii) the nominee’s written consent to be named in the Proxy Statement, to serve as a director and to comply with our rules, guidelines and policies applicable to directors; (iii) the name, age and business and residential address of the nominee; (iv) the principal occupation or employment of the nominee; (v) the class and number of shares of KCS which are owned beneficially and of record by the nominee and stockholder; (vi) description of any hedging or other transaction entered into by the nominee with respect to our securities; (vii) a description of all arrangements between the stockholder and nominee pursuant to which the nominations are to be made by the stockholder; (viii) a fully completed Director’s Questionnaire on the form supplied by us, executed by the

2019 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT	69

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nominee; (ix) such other information as required by our Bylaws; and (x) such other information as the Nominating Committee reasonably deems relevant, to be provided within such time limits as reasonably imposed by the Nominating Committee or required by applicable law; provided, however, that if an annual meeting is to be held more than 30 days before, or more than 60 days after, such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 90th day prior to the annual meeting and not later than the later of (a) the 60th day prior to such annual meeting or (b) the tenth day following the day on which public announcement of the date of the annual meeting was first made by us. Public announcement is disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document filed by us with the SEC. Proposals to nominate directors to be timely for the 2019 annual meeting must be received at our principal executive offices no earlier than February 17, 2020 and no later than March 18, 2020.

The qualifications for membership on the Board of Directors are described above in the section entitled “Director Qualifications, Qualities and Skills.”

No nominee from a stockholder will be considered who was previously submitted for election to the Board of Directors and who failed to receive at least 25% of the votes cast at such election, until a period of three years has passed from the date of such election.

We recently adopted a proxy access right in our Bylaws to permit a stockholder, or a group of not more than 20 stockholders, owning continuously for at least three years shares representing at least 3% of the aggregate voting power of our Voting Stock to nominate and include in our proxy materials director nominees constituting up to the greater of two members or 20% of our Board, provided the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. If you wish to exercise your proxy access right to nominate a director(s), you must:

•	Notify our Corporate Secretary no earlier than the close of business on November 7, 2019 and no later than the close of business on December 7, 2019.

•	Include in your notice the specific information required by our Bylaws and otherwise comply with our Bylaws and applicable law.

A copy of our Bylaws is available at www.kcsouthern.com or we will send you one without charge upon request.

Matters Other than Director Nominations

In addition to any other applicable requirements, for a proposal other than director nominations (other than a proposal requested to be included in the Proxy Statement, as noted above) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely, such Stockholder’s Notice must be delivered to or mailed and received at our principal executive offices, not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that if an annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, to be timely, the Stockholder’s Notice must be so received no earlier than the 90th day prior to such annual meeting and not later than the later of (i) the 60th day prior to such annual meeting or (ii) the tenth day following the day on which a public announcement of the date of the annual meeting was first made. A Stockholder’s Notice to our Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of KCS which are beneficially owned by the stockholder and the name and address of record under which such stock is held, (iv) description of any hedging or other transactions, proxies or contracts entered into pursuant to which the stockholder has a right to vote any of our securities, rights to dividends,

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performance-related fees that the stockholder is entitled based on any change in the value of our shares, (v) a statement regarding whether the stockholder will deliver a proxy statement or form of proxy, (vi) any material interest of the stockholder in such business, and (vii) such other information as required by our Bylaws. Proposals for matters other than director nominations (other than proposals submitted for inclusion in the proxy statement) to be timely for the 2020 annual meeting must be received at our principal executive offices no earlier than February 17, 2020 and no later than March 18, 2020.

By Order of the Board of Directors,

Adam J. Godderz

General Counsel &

Corporate Secretary

Kansas City, Missouri

April 5, 2019

Our Annual Report includes our Annual Report on Form 10-K for the year ended December 31, 2018 (without exhibits) as filed with the SEC. We will furnish without charge upon written request a copy of our Annual Report on Form 10-K. The Annual Report on Form 10-K includes a list of all exhibits thereto. We will furnish copies of such exhibits upon written request therefor and payment of our reasonable expenses in furnishing such exhibits. Each such request must include a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Voting Stock entitled to vote at the Annual Meeting. Such written request should be directed to our Corporate Secretary, Kansas City Southern, 427 West 12th Street, Kansas City, Missouri 64105, (888) 800-3690. Our Annual Report on Form 10-K for the year ended December 31, 2018 is also available free of charge on our website at www.kcsouthern.com. Through our website, we make available, free of charge, Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to those reports, as soon as reasonably practicable after electronic filing or furnishing of these reports with the SEC. The Annual Report on Form 10-K for the year ended December 31, 2018 with exhibits, as well as other filings by us with the SEC, are also available through the SEC’s Internet site at www.sec.gov. In addition, our corporate governance guidelines, ethics and legal compliance policy, and the charters of our Audit Committee, Finance Committee, Nominating Committee and Compensation Committee are available on our website. These guidelines and charters are available in print to any stockholder who requests them. Written requests may be made to our Corporate Secretary, Kansas City Southern, 427 West 12th Street, Kansas City, Missouri 64105.

2019 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT	71

Appendix A

Certificate of Amendment to the

Amended and Restated Certificate of Incorporation

of

Kansas City Southern

Kansas City Southern, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

1.	That Paragraph FOURTEENTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

FOURTEENTH. Annual and special meetings of stockholders shall be held as provided in the Bylaws of the Corporation. No meetings of stockholders shall be held without prior written notice as provided in the Bylaws and no actions may be taken by waiver of written notice and consent by stockholders in lieu of a meeting. A special meeting of the stockholders of the Corporation may be called only by (i) the Board of Directors, (ii) the Chair of the Board of Directors, (iii) the Chief Executive Officer, or (iv) subject to the applicable provisions of the Bylaws of the Corporation, by the Secretary of the Corporation at the written request in proper form of one or more stockholders of record who have continuously held for at least one year prior to the date such request is delivered to the Secretary a net long position in shares of Common Stock representing in the aggregate at least fifteen percent (15%) of the outstanding shares of Common Stock. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

2.	The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of Delaware Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, duly authorized, as of the      day of                     , 2019.

Kansas City Southern

By:
Name: Title:

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 1:00 am, Eastern Time, on May 17, 2019.
Online Go to www.envisionreports.com/KSU or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/KSU

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Lydia I. Beebe	☐	☐	☐	02 - Lu M. Córdova	☐	☐	☐	03 - Robert J. Druten	☐	☐	☐
	04 - Antonio O. Garza, Jr.	☐	☐	☐	05 - David Garza-Santos	☐	☐	☐	06 - Mitchell J. Krebs	☐	☐	☐
	07 - Henry J. Maier	☐	☐	☐	08 - Thomas A. McDonnell	☐	☐	☐	09 -Patrick J. Ottensmeyer	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent public accounting firm for 2019.	☐	☐	☐	3.	An advisory vote to approve the 2018 compensation of our named executive officers.	☐	☐	☐

4.	A Company proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the threshold stock ownership requirement for stockholders to call a special meeting.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

2019 Annual Meeting of Stockholders

Friday, May 17, 2019

9:00 A.M. Central Time

Kansas City Southern

TEaM Center

4601 Hilry Huckaby III Ave.

Gate 1, Building B-99

Shreveport, LA 71107

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.envisionreports.com/KSU

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/KSU

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

KANSAS CITY SOUTHERN

Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – May 17, 2019

Robert J. Druten, Antonio O. Garza, Jr. and Patrick J. Ottensmeyer, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Kansas City Southern to be held on May 17, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

∎

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 1:00 am, Eastern Time, on May 14, 2019.
Online Go to www.envisionreports.com/KSU or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/KSU

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Lydia I. Beebe	☐	☐	☐	02 - Lu M. Córdova	☐	☐	☐	03 - Robert J. Druten	☐	☐	☐
	04 - Antonio O. Garza, Jr.	☐	☐	☐	05 - David Garza-Santos	☐	☐	☐	06 - Mitchell J. Krebs	☐	☐	☐
	07 - Henry J. Maier	☐	☐	☐	08 - Thomas A. McDonnell	☐	☐	☐	09 - Patrick J. Ottensmeyer	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent public accounting firm for 2019.	☐	☐	☐	3.	An advisory vote to approve the 2018 compensation of our named executive officers.	☐	☐	☐

4.	A Company proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the threshold stock ownership requirement for stockholders to call a special meeting.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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2019 Annual Meeting of Stockholders

Friday, May 17, 2019

9:00 A.M. Central Time

Kansas City Southern

TEaM Center

4601 Hilry Huckaby III Ave.

Gate 1, Building B-99

Shreveport, LA 71107

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.envisionreports.com/KSU

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Voting Instruction Card – KANSAS CITY SOUTHERN

ANNUAL MEETING OF STOCKHOLDERS – MAY 17, 2019

This voting instruction card is solicited by the Trustee.

I hereby direct that the voting rights pertaining to shares of stock of Kansas City Southern (“KCS”) held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders to be held on May 17, 2019, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Annual Meeting and matters incidental to such meeting.

This voting instruction card, when properly executed, will be voted as directed, or if no choice is specified, such card will be voted “For” the nominees named hereon, “For” proposal 2, “For” proposal 3 and “For” proposal 4.

If voting instructions are not received by May 14, 2019, the Trustee will vote such shares in the same proportions as the shares for which voting instructions were received from other plan participants.

CONFIDENTIAL VOTING INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY AS TRUSTEE UNDER THE KANSAS CITY SOUTHERN 401(K) AND PROFIT SHARING PLAN.

(Continued on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

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